UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Palmetto Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 21, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on June 22, 2010, at 2:00 p.m., Eastern time, at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina, 29601. Please read the Notice and Proxy Statement of the Annual Meeting of Shareholders accompanying this letter carefully so that you will know what you are being asked to vote on at the Annual Meeting of Shareholders and what you will need to do if you want to attend the Annual Meeting of Shareholders in person.

Your vote is extremely important. To ensure proper representation of your shares at the Annual Meeting of Shareholders, please vote as soon as possible even if you currently plan to attend the Annual Meeting of Shareholders. This will not prevent you from voting in person but will ensure that your vote will be counted in the event that you are unable to attend. The Notice and Proxy Statement of the Annual Meeting of Shareholders contain instructions on how you can vote your shares by mail, telephone or over the internet.

If you need help at the Annual Meeting of Shareholders because of a disability, please contact us at least one week in advance of the Annual Meeting of Shareholders at (800) 725-2265.

From an investor perspective, we are very much aware that 2009 was not a good year in terms of your investment in the Company. While clearly disappointed in our 2009 financial results, we have made progress on our road to recovery and are excited about the future. Please know that creating long-term shareholder value remains a critically important element of our corporate mission, and we continue to take decisive actions to generate value for our shareholders and to reposition the Company in the post-recessionary environment. The Board of Directors, management team, and all employees of the Company continue to work extended hours and invest themselves in dealing with our issues – we are absolutely dedicated to addressing the issues we face as quickly as possible to return The Palmetto Bank to a position of strength. Thank you for your loyal support and patience as we work through this challenging economy and continue our road to recovery.

In these times of uncertainty and anxiety, we believe it is important to keep you informed about your Company. In 2009, we increased our amount of communication with you and focused on providing transparent and comprehensive updates. Accordingly, we will provide additional information about the Company at the Annual Meeting of Shareholders.

On behalf of the Board of Directors and management team, thank you, our shareholders, for your investment in the Company and your continued loyal support of your Company.

Sincerely,

L. LEON PATTERSON	SAMUEL L. ERWIN
Chairman of the Board of Directors	Chief Executive Officer

PALMETTO BANCSHARES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	Tuesday, June 22, 2010, at 2:00 p.m., Eastern time

PLACE:	The Palmetto Bank

Corporate Center

306 East North Street

Greenville, South Carolina

ITEMS OF BUSINESS:	1. Elect as directors the seven nominees named in the accompanying

Proxy Statement;

2. Ratify the appointment of our independent registered public accounting firm for 2010; and

3. Consider any other business properly brought before the Annual

Meeting of Shareholders.

WHO CAN VOTE:	You may vote only if you owned shares of common stock at the close of business on April 28, 2010.

VOTING:	It is important that your shares be represented and voted at the Annual Meeting of Shareholders. You can vote your shares over the internet, by telephone, or by mail. If you received a paper Proxy Card or voting instruction form by mail, you may also vote by signing, dating, and returning your Proxy Card or voting instruction form in the envelope provided. Voting in any of these ways will not prevent you from attending or voting your shares at the Annual Meeting of Shareholders. For specific instructions regarding the voting of your shares, see pages 2 through 4 of accompanying Proxy Statement. Please call (800) 725-2265, if you need directions to attend the Annual Meeting of Shareholders and vote in person.

MEETING ADMISSION:	You may attend the Annual Meeting of Shareholders only if you owned shares of our common stock at the close of business on April 28, 2010. If you or your legal proxy holder plan to attend the Annual Meeting of Shareholders in person, you must follow the admission procedures described beginning on page 4 of the accompanying Proxy Statement. If you do not comply with these procedures, you will not be admitted to the Annual Meeting of Shareholders.

INTERNET AVAILABILITY OF PROXY MATERIALS:	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 22, 2010. Our 2010 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2009 are available at www.cfpproxy.com/6017.

By Order of the Board of Directors,

TERESA M. CRABTREE

Corporate Secretary

This Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for Annual Meeting of Shareholders, Annual Report on Form 10-K for the year ended December 31, 2009, and Proxy Card or voting instruction form were mailed to you beginning on or about May 21, 2010.

PALMETTO BANCSHARES, INC.

306 EAST NORTH STREET

GREENVILLE, SOUTH CAROLINA 29601

PROXY STATEMENT OF ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

You are invited to attend Palmetto Bancshares, Inc.’s 2010 Annual Meeting of Shareholders (the “Meeting”) and are entitled and requested to vote on the items of business described in this Proxy Statement. Please read this Proxy Statement carefully. You should consider the information contained in this Proxy Statement when deciding how to vote your shares at the Meeting. In this Proxy Statement, we refer to the Notice of Annual Meeting of Shareholders, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2009, and the Proxy Card or voting instruction form as our “Proxy Materials.”

In this Proxy Statement, we use terms such as “we,” “us,” “our” and the “Company” to refer to Palmetto Bancshares, Inc. and its subsidiary. We also refer to the Board of Directors of Palmetto Bancshares, Inc. and its subsidiary as the “Board.” Additionally, we use terms such as “you” and “your” to refer to our shareholders.

INFORMATION ABOUT THE PROXY MATERIALS

Why did I receive the Proxy Materials?

We have made the Proxy Materials available to you by mail because the Board is soliciting your proxy to vote your shares of our common stock at the Meeting to be held on Tuesday, June 22, 2010 or at any adjournments or postponements of this Meeting. The Proxy Materials were mailed to you beginning on or about May 21, 2010.

What is a proxy?

The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the Meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “Proxy Card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “Proxy Card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. In this Proxy Statement, the term “Proxy Card” means the proxy card, voting instruction form, and the voting instruction form and proxy card unless otherwise indicated.

Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the Meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Palmetto Bancshares, Inc., 306 East North Street, Greenville, South Carolina, 29601 Attention: Investor Communications. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

What is the difference between holding shares as a “record” holder and in “street name”?

• Record Holders	If your shares of common stock are registered directly in your name on our stock records, you are considered the shareholder of record, or the “record” holder of those shares. As the record holder you have the right to vote your shares in person or by proxy at the Meeting.

• Street Name Holders	If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the Meeting. As the beneficial owner you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the Meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the Meeting.

What is “householding”?

The Securities and Exchange Commission (“SEC”) rules allow a single copy of the Proxy Materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Only one copy of our Proxy Materials is being delivered to two or more security holders who share an address. Shareholders sharing an address should contact us via telephone at (800) 725-2265, through e-mail at bankinfo@palmettobank.com, or by sending written correspondence to 306 East North Street, Greenville, South Carolina, 29601 Attention: Investor Communications if they now receive (1) multiple copies of our Proxy Materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our Proxy Materials or notices and wish to receive separate copies of these materials in the future. Additional copies of our Proxy Materials are available upon request by contacting us through the same means.

Who pays the cost of soliciting proxies?

We pay the cost of soliciting proxies. We have not retained a proxy solicitation firm to help us solicit proxies. Executive officers and members of the Board may also solicit proxies for us by mail, telephone, fax, email, or in person. We will not pay our executive officers or directors any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding the Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

INFORMATION ABOUT THE MEETING

What will I be voting on at the Meeting?

This year you will be asked to vote on the following items of business:

•	The election of the seven director nominees named in this Proxy Statement (Item 1); and

•	The ratification of Elliott Davis, LLC as our independent registered public accounting firm for 2010 (Item 2).

As far as we know, shareholders will vote at the Meeting only on the items listed above. However, if any other business properly comes before the Meeting, the persons named as proxies for shareholders will vote on those matters in a manner they consider appropriate.

How does the Board recommend I vote?

For the reasons set forth in more detail later in this Proxy Statement, the Board recommends you vote:

•	“FOR” all the nominees for directors named in this Proxy Statement (Item 1); and

•	“FOR” the ratification of Elliott Davis, LLC as our independent registered public accounting firm for 2010 (Item 2).

Who can vote at the Meeting?

We are required under South Carolina law to establish a record date for the Meeting, so we can determine which shareholders are entitled to notice of, and to vote at the Meeting. The Board has determined that the record date for the Meeting is April 28, 2010. Shareholders who owned shares of our common stock as of the close of business on that date can vote at the Meeting. On that date, we had 6,495,130 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the seven director nominees and one vote on each other items to be voted on at the Meeting. There is no cumulative voting.

How do I vote if I don’t attend the Meeting?

If you received more than one Proxy Card, this means you hold shares of our common stock in more than one account. You must complete, sign, date, and return each Proxy Card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back any Proxy Card you received.

If you vote using one of the methods described below, you will be designating L. Leon Patterson and Teresa M. Crabtree as your proxies to vote your shares as you instruct. If you sign and return your Proxy Card or vote over the internet or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations. If any other business properly comes before the Meeting, these individuals will vote on those matters in a manner they consider appropriate.

Registered Holder: You don’t have to attend the Meeting to vote. The Board is soliciting proxies so that you can vote before the Meeting. Even if you currently plan to attend the Meeting, we recommend that you vote by proxy before the Meeting so that your vote will be counted if you later decide not to attend. If you are the record holder of your shares, there are three ways you can vote by proxy:

• By Internet	You may vote over the internet by going to https://www.proxyvotenow.com/plmt and following the instructions when prompted.

• By Telephone	You may vote by telephone by calling 1-866-209-1657.

• By Mail	You may vote by completing, signing, dating, and returning the Proxy Card you received in the mail.

Street Holder: If your shares are held in street name, you may vote your shares before the Meeting by mail, by completing, signing, and returning the voting instruction form you received from your brokerage firm, bank, or other similar entity. You should check your voting instruction form to see if any alternative method, such as internet or telephone voting, is available to you.

Can I vote in person at the Meeting?

Yes. If you are a shareholder of record on the record date, you can vote your shares of common stock in person at the Meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds for you in its name. If you attend the Meeting and vote your shares by ballot, your vote at the Meeting will revoke any vote you submitted previously over the internet, by telephone, or by mail. Even if you currently plan to attend the Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the Meeting.

May I change my vote?

Yes. If you are the record holder of the shares, you may change your vote by:

•	Submitting timely written notice of revocation to our Corporate Secretary, Teresa M. Crabtree, at 306 East North Street, Greenville, South Carolina at any time prior to the vote at the Meeting;

•	If you previously completed and returned a Proxy Card, submitting a new Proxy Card with a later date and returning it prior to the vote at the Meeting;

•	If you voted over the internet or by telephone, voting again over the internet or by telephone by the applicable deadline described below; or

•	Attending the Meeting in person and voting your shares by ballot at the Meeting.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity or, if you have obtained a legal proxy from your brokerage firm, bank, or other similar entity giving you the right to vote your shares, you may change your vote by attending the Meeting and voting in person.

What is the deadline for voting?

If you are the record holder of the shares, you may vote by mail at any time prior to the Meeting as long as we are able to receive your proxy through the mail by the day of the Meeting. In addition, as a record holder, you may vote by internet or phone until 3:00 a.m., Eastern time, on June 22, 2010. If your shares are held in street name, you must vote your shares in accordance with the voting instruction form by the deadline set by your brokerage firm, bank, or other similar entity.

Are there any rules regarding admission to the Meeting?

Yes. You are entitled to attend the Meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. In order to be admitted to the Meeting, we may confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and / or

•	You were, or are validly acting for, a shareholder of record on the record date by:

¡	Verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;

¡	Reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

¡

Reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

What is a broker nonvote?

Brokers are members of the New York Stock Exchange (the “NYSE”) which allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers the item to approve the ratification of our independent auditors (Item 2) as a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote on it. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. This is referred to as a “broker nonvote.”

Unlike previous years, the NYSE no longer considers the election of directors to be routine. Therefore, brokers holding shares for their customers will not have the ability to cast votes with respect to this matter unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to this matter is counted. Your broker, therefore, will need to return a Proxy Card without voting on this nonroutine matter if you do not give voting instructions with respect to this matter.

How many votes must be present to hold the Meeting?

A quorum must be present before we can conduct any business at the Meeting. This means we need the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting as of the record date to be present in person or represented by proxy at the Meeting. We urge you to vote promptly by proxy even if you plan to attend the Meeting so that we will know as soon as possible that enough shares will be present for us to hold the Meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which shareholders have abstained from voting or that represent broker nonvotes.

What vote is required to approve each item of business?

•

Election of Directors (Item 1). Under our Bylaws, a nominee for director will be elected to the Board by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the Meeting.

•

Ratification of Elliott Davis, LLC as our independent registered public accounting firm for 2010 (Item 2). Under our Bylaws, the ratification of Elliott Davis, LLC will be approved if a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on this item vote “FOR” this item of business.

How are votes counted?

•

Election of Directors (Item 1). You may vote “FOR” or “AGAINST” each director nominee, or “ABSTAIN” from voting on a director nominee. We will not count abstentions or broker nonvotes as either for or against a director, so abstentions and broker nonvotes have no impact on the election of a director.

•

Ratification of Elliott Davis, LLC (Item 2). You may vote “FOR” or “AGAINST” this item of business, or “ABSTAIN” from voting on this item of business. Abstentions are counted as votes present and entitled to vote at the Meeting and will have the same impact as votes against this item of business.

Is my vote confidential?

Yes. It is our policy that documents identifying your vote are confidential. The vote of any shareholder will not be disclosed to any third party before the final vote count at the Meeting except:

•	To meet legal requirements;

•	To assert claims for or defend claims against the Company;

•	To allow authorized individuals to count and certify the results of the shareholder vote;

•	If a proxy solicitation in opposition to the Board takes place; or

•	To respond to shareholders who have written comments on Proxy Cards or who have requested disclosure.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table shows how many shares of common stock our current directors and nominees for director, our executive officers named in the Summary Compensation Table in this Proxy Statement (our named executive officers), and all directors and named executive officers as a group owned on April 20, 2010 and the number of shares they had the right to acquire within 60 days of that date. This table also shows, as of April 20, 2010, the number of common stock units credited to the accounts of our nonemployee directors, named executive officers, and all directors and named executive officers as a group under the terms of the applicable benefit available to them.

	(a)	(b)	(c)	(d)
Name	Common Stock Owned (1)	Common Stock Units (2)	Options Exercisable within 60 days of April 20, 2010	Total	Percent of Common Stock (3)
Nonemployee Directors and Director Nominees
W. Fred Davis, Jr.	34,717	—	—	34,717	(4)
David P. George, Jr.	15,511	—	—	15,511	(4)
Michael D. Glenn	16,730	—	—	16,730	(4)
John T. Gramling, II	19,000	—	—	19,000	(4)
John D. Hopkins, Jr.	92,175	—	1,000	93,175	1.4
Sam B. Phillips, Jr.	27,488	—	5,000	32,488	(4)
Albert V. Smith	1,836	—	4,000	5,836	(4)
Ann B. Smith	6,200	—	—	6,200	(4)
E. Keith Snead, III	19,295	—	—	19,295	(4)
Jane S. Sosebee	2,590	—	4,000	6,590	(4)
L. Stewart Spinks	2,100	—	2,000	4,100	(4)
J. David Wasson, Jr.	12,800	—	—	12,800	(4)

Named Executive Officers
Lee S. Dixon *	100	7,500	—	7,600	(4)
George A. Douglas, Jr.	17,700	—	24,000	41,700	(4)
Samuel L. Erwin *	—	10,000	—	10,000	(4)
Lauren S. Greer	700	1,800	4,000	6,500	(4)
Teresa W. Knight	32,220	—	22,010	54,230	(4)
L. Leon Patterson *	564,650	—	—	564,650	8.7

Directors and Named Executive Officers as a Group (18 people)	865,812	19,300	66,010	951,122	14.6

*	Also a director.

(1)	Unless otherwise stated below, each of the named individuals and each member of the group has sole voting and investment power for all shares of common stock shown in the table. For the following directors, named executive officers, and for all directors and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:

•	The number of shares of common stock beneficially owned by Mr. Davis includes 14,800 shares owned with his wife and 15,209 shares held in an IRA account.

•	The number of shares of common stock beneficially owned by Mr. Glenn includes 9,500 shares held in an IRA account.

•	The number of shares of common stock beneficially owned by Mr. Gramling includes 9,000 shares held in an IRA account.

•

The number of shares of common stock beneficially owned by Mr. Hopkins includes 5,000 shares held in an IRA account, 1,225 shares owned by Mr. Hopkin’s wife, and 500 shares held as custodian for each of his son and daughter.

•	The number of shares of common stock beneficially owned by Ms. Smith includes 500 shares owned within trust accounts for each of her two sons, as to which she acts as custodian.

•

The number of shares of common stock beneficially owned by Mr. Snead includes 4,034 total shares owned within separate trust accounts for his two sons and one daughter, as to which he acts as custodian. Also included are 1,510 shares owned by Mr. Snead’s wife and 1,575 shares in a trust for which he serves as trustee.

•

(The number of shares of common stock beneficially owned by Ms. Sosebee includes 990 held in her name as trustee for the benefit of herself and 1,500 shares held in her husband’s name as trustee for the benefit of her husband.

•	The number of shares of common stock beneficially owned by Mr. Wasson includes 5,400 shares owned with his wife.

•	The number of shares of common stock beneficially owned by Mr. Douglas includes 264 shares owned with his wife and 1,436 shares held in an IRA account.

•	The number of shares of common stock beneficially owned by Ms. Knight includes 8,910 shares held in her 401(k) account and 2,120 shares owned with her husband.

•

Of these shares of common stock beneficially owned, 31,490 shares are held in Mr. Patterson’s 401(k) account, Mr. Patterson’s wife owns 54,014 shares, and Mr. Patterson’s wife and her mother own 20,537 shares.

Although included in his / her beneficial ownership, the following shares have been pledged:

•	John D. Hopkins, Jr.—55,225 shares

•	Sam B. Phillips, Jr.—27,488 shares

•	Albert V. Smith—1,836 shares

•	J. David Wasson, Jr.—12,800 shares

•	George A. Douglas, Jr.—11,500 shares

•	Teresa W. Knight—5,000 shares

(2)	The amounts shown for named executive officers include unvested shares of common stock allocated to the account of each executive officer under the Company’s 2008 Restricted Stock Plan as of April 20, 2010. The following table summarizes the vesting of these shares of common stock:

Name	Vesting Terms
Lee S. Dixon	1,500 shares vest annually on July 1 beginning on July 1, 2010.
Samuel L. Erwin	2,000 shares vest annually on July 1 beginning on July 1, 2010.
Lauren S. Greer	450 shares vested on December 31, 2009. The remaining shares vest annually on December 31 beginning on December 31, 2010.

(3)	The percentages of beneficial ownership have been calculated based on 6,495,130 outstanding shares of our common stock as of April 20, 2010.

(4)	This director or named executive officer does not beneficially own more than 1% of our outstanding common stock.

Principal Shareholders

We inquire of directors regarding their knowledge of beneficial owners who may own more than five percent of our common stock. In addition, our Secretary reviews ownership records to determine any beneficial owners that may own greater than five percent of our common stock. As of December 31, 2009, the registrant knows of no persons or groups, other than L. Leon Patterson, who beneficially owned more than five percent of the outstanding shares of our common stock. Mr. Patterson’s ownership information is summarized in the preceding beneficial ownership table in his capacity as one of our named executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and related regulations require our directors, executive officers, and anyone holding more than 10% of our common stock to report their initial ownership of our common stock and any changes in that ownership to the SEC and the NYSE. We are required to disclose in this proxy statement the failure to file these reports by any reporting person when due. Except as described in this paragraph, all reporting persons of the Company satisfied these filing requirements with regard to 2009 initial ownership and ownership change reporting. As a result of nontimely communication of the transaction, a required Form 4 was not filed timely to report purchase by L. Leon Patterson in February 2009. At the time of the transaction, Mr. Patterson served as an executive officer and Chairman of the Board for the Company. As a result of an EDGAR OnlineForms Management error, required Form 3s were not filed timely to report the initial ownership of Lee S. Dixon and Samuel L. Erwin, both executive officers. Additionally, required Form 4s were not filed timely to report the grant of restricted stock awards to Lee S. Dixon and Samuel L. Erwin, both executive officers. In each such case, the reports were promptly filed after becoming aware of the transactions or the submission errors.

CORPORATE GOVERNANCE

The Board is committed to sound and effective corporate governance principles and practices. During 2009, as part of its ongoing self-assessment process and in light of the negative financial results for the year, the Board focused on its governance roles and processes to improve the risk management oversight of the Company, refine the roles and responsibilities of the Board and Board committees, and to support an overall healthy corporate culture. The Board performed a self-assessment facilitated by an external consultant including comparisons to best practices from recognized authorities such as the Business Roundtable, CalPERS, and the national stock exchanges. The results of the Board’s self-assessment and enhancements to its oversight of the Company are described in more detail below.

Each member of the Board certifies and adheres to the Code of Ethics for Executive Management and Senior Financial Officers, which states our policy and standards for ethical conduct and our expectation that all subjected parties will act in a manner that serves the best interests of the Company. We also expect all of our employees to adhere to the highest possible standards of ethics and business conduct with other employees, customers, shareholders, and the communities we serve and to comply with all applicable laws, rules, and regulations that govern our businesses. Accordingly, we have in effect a code of ethics for all employees.

Shareholders and other interested persons may view our Codes of Ethics on our website, www.palmettobank.com.

Director Election Standard

Our Bylaws provide that directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the Meeting.

Director Independence

A significant majority of the directors on the Board, and all members of the Audit, Corporate Governance and Nominating, and Compensation Committees must be independent under applicable standards. Each year the Board affirmatively determines the independence of each director and each nominee for election as a director. Under NYSE rules, in order for a director to be considered independent, the Board must determine that the director has no direct or indirect material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its independence determinations, the Board considers the NYSE’s “bright line” standards of independence 1.

Based on the NYSE rules, the Board considered information in March 2010 regarding banking and financial services, commercial, charitable, familial, and other ordinary course, nonpreferential relationships between each director, his or her respective immediate family members, and / or certain entities affiliated with such directors and immediate family members, on the one hand, and the Company, on the other, to determine the director’s independence from management of the Company. After reviewing the information presented to it and considering the recommendation of the Corporate Governance and Nominating Committee, the Board determined that, except for Mr. Dixon, Mr. Erwin, and Mr. Patterson, who are employees of the Company, all current directors and director nominees (W. Fred Davis, Jr., David P, George, Jr., Michael D. Glenn, John T. Gramling, II, John D. Hopkins, Jr., Sam B. Phillips, Jr., Albert V. Smith, Ann B. Smith, E. Keith Snead, III, Jane S. Sosebee, L. Stewart Spinks, and J. David Wasson, Jr.) are independent under the NYSE rules. The Board determined, therefore, that 5 of the Board’s 7 director nominees are independent.

The Board has considered and determined that the following types of relationships between a director, his or her immediate family members and / or certain entities affiliated with a director and his or her immediate family members, on the one hand, and the Company, on the other, are not material relationships for purposes of determining whether a director is independent:

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A relationship, transaction, or arrangement involving any banking or financial services the Company offers to its customers, if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, complies with applicable banking laws, and, to the extent applicable, if such relationship, transaction or arrangement is with an entity where the director is an employee or an immediate family member is an executive officer, the payments to, or payments received from, the Company for such banking or financial services are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

[1]	Since our common stock is not traded on any exchange, we elect to comply with the New York Stock Exchange’s definition of independence.

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A business relationship, transaction, or arrangement involving property or nonfinancial services, or other standard contractual arrangements (including standard lease agreements for the Company’s branch offices or other premises), if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, and the payments to, or payments received from, the Company for such property or non-financial services, or under such contractual arrangement, are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

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A relationship, transaction or arrangement with an entity that is providing legal services to the Company, if neither the director nor the immediate family member performs the services to the Company, and such relationship, transaction or arrangement is otherwise immaterial under the Board’s categorical standards;

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Contributions made by the Company or a Company-sponsored charitable foundation to a tax-exempt organization where a director or an immediate family member of the director serves or is employed as an executive officer, or where a director serves as chairman of the board, if the contributions in any fiscal year, excluding the Company’s matching funds, are less than the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues;

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Employment by the Company of an immediate family member if the family member was not or is not one of our executive officers, does not reside in the same home as the director, and we provide compensation and benefits to the person in accordance with our employment and compensation practices applicable to employees holding comparable positions; and

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Any other relationship, transaction, or arrangement between the Company and an entity where a director or an immediate family member serves solely as a non-management board member, a member of a trade or other similar association, an advisor or a member of an advisory board, a trustee, a limited partner, an honorary board member or trustee, or in any other similar capacity with such entity, or where an immediate family member is employed by such entity in a non-executive officer position.

In connection with making its independence determinations, the Board specifically considered the following relationships and transactions, in addition to those relationships with some of our directors described under Information About Related Persons in which it was determined that neither the director nor, to the extent applicable, his or her immediate family member had a direct or indirect material interest:

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The Company’s banking subsidiary had ordinary course banking and financial services relationships in 2009 with most of our directors, as well as some of their respective immediate family members and / or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for comparable transactions with persons not related to the Company, and none of which involved more than the normal risk of collectability or presented other unfavorable features; and

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The Company made charitable contributions in 2009 to two tax-exempt organizations one for which Mr. Gramling served on the board at the time of contribution (but for which he now serves as Chairman) and one for which Mr. Phillips served as a board member and Mr. Patterson served on the executive Board at the time of contribution which involved contributions to each of such organizations of significantly less than $1 million.

The Board determined that each of the foregoing relationships, as well as those relationships with some of our directors described under Information About Related Persons satisfied the NYSE “bright line” independence standards and was immaterial in the determination of Board independence.

Board Leadership Structure and Independent Lead Director

The Board does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its Board leadership structure based on the criteria that it deems to be in the best interests of the Company and its shareholders. However, at this time the offices of the Chairman of the Board and the Chief Executive Officer are separate, with Mr. Patterson serving as Chairman and Mr. Erwin serving as Chief Executive Officer. Prior to 2010, Mr. Patterson held both positions for the Company.

We believe it is the Chief Executive Officer’s responsibility to manage the day to day operations of the Company and the Chairman’s responsibility to lead the Board. In making the decision to separate these two roles, we believed it was beneficial to have a chairman whose sole job is leading the Board and providing oversight to management. Additionally, the Board considered the time that Mr. Erwin will be required to devote as Chief Executive Officer in the current economic environment. By having another director serve as chairman of the Board, Mr. Erwin will be able to focus his attention on managing the Company. This will also ensure there is no duplication of effort between the Chief Executive Officer and the Chairman. We believe this structure provides strong leadership for the Board, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders.

The Company is a financial institution and both Mr. Patterson and Mr. Erwin have extensive years of banking experience at the Company, as well as other financial institutions (see Election of Directors – Director Nominees for Election for discussion regarding the business experience of Mr. Patterson and Mr. Erwin), and have the knowledge, expertise, and experience to understand the opportunities and challenges facing the Company, as well as the leadership and management skills to promote and execute the Company’s values and strategy, particularly during the current difficult economic environment. The Board believes that separating the Chairman and Chief Executive Officer positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Patterson’s and Mr. Erwin’s experience and knowledge regarding the Company and the financial services industry, including by allowing them to lead and participate in, respectively, board discussions regarding the Company’s business and strategy.

The Board recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors, in 2009 the Board enhanced the Board’s corporate governance practices by creating the new position of Lead Director. In 2009, the independent directors elected Michael D. Glenn, an independent director, to serve as the Board’s Lead Director. The Board believes that the Lead Director structure provides the same independent leadership, oversight, and benefits for the Company and the Board that would be provided by an independent Chairman. The duties and responsibilities of the Lead Director include the following:

•	Together with the Chairman and CEO, with input from the other directors, approving Board meeting agendas;

•	Together with the Chairman and CEO, with input from the other directors, approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

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Presiding at executive sessions or special meetings of independent directors and, as appropriate, providing feedback to the Chairman and CEO and otherwise serving as a liaison between the independent directors and the Chairman and CEO;

•	Calling executive sessions of the Board of the independent directors and advising the Chairman and CEO of actions or deliberations at such sessions;

•	Working with committee chairs to ensure coordinated coverage of Board responsibilities;

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Facilitating communication between the Board and management, including advising the Chairman or the CEO of the Board’s informational needs and approving the types and forms of information sent to the Board;

•	Serving as an additional point of contact for Board members and shareholders;

•	Acting as a “sounding board” and mentor to the Chairman and CEO;

•	Staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.

The Board’s Role in Risk Oversight

The Board performs its risk oversight function primarily through its committees, which report to the Board. As described under Election of Directors – Committees of the Board, each of the Board’s committees is responsible for oversight of specific risks as outlined in each of its charters. To provide appropriate oversight of risk without unnecessary duplication, the committee chairs communicate as they deem advisable regarding risk issues, and directors are usually members of more than one committee to foster cross-committee communication.

Each Board committee and its chair work with management in overseeing risk, and each committee receives reports and information regarding risk issues directly from management. Committee chairs also talk with management outside of regular committee meetings and receive updates on risk issues, as appropriate. The full Board receives reports at each of its meetings from the committee chairs about committee activities.

In addition, the Board focuses on the most significant risks facing the Company, and the Company’s general risk management strategy, ensuring that risks undertaken by the Company are consistent with the Board’s appetite for risk. While the Board oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

In response to the challenging economic environment and the Company’s negative financial results, in June 2009 the Board adopted and began executing a proactive and comprehensive Strategic Project Plan to address the issues related to credit quality, liquidity, earnings, and capital. Execution of the plan is being overseen by a newly created committee of the Board, the Regulatory Oversight Committee, and the Board engaged external expertise to assist with its implementation.

To improve further the Company’s risk management approach, in 2009 the Board also appointed a Chief Risk Officer for the Company. The Chief Risk Officer reports to the Board at each regular Board meeting and also attends most committee meetings of the Board to discuss risk and control issues.

Communications from Shareholders to Directors

The Board believes that it is important that a direct and open line of communication exist between the Board and its shareholders and other interested parties. Therefore, the Board has established the procedures described below for shareholder communications with directors.

Shareholders may communicate with the chairperson of the Board’s committees or with the directors as a group by sending an email to directorcommunications@palmettobank.com or by sending written correspondence to 306 East North Street, Greenville, South Carolina, 29601 Attention: Director Communications. The email or written correspondence should specify which of the foregoing is the intended recipient. All communications received in accordance with these procedures will be forwarded to the intended recipient unless it is determined that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to the intended recipient.

The recipient who ultimately receives any such communication has discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

Process of Evaluating Director Candidates

The Corporate Governance and Nominating Committee is responsible for managing the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors and incumbent directors. The goal of the Corporate Governance and Nominating Committee’s nominating process is to assist the Board in attracting and retaining competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its shareholders. As required by its charter, the Corporate Governance and Nominating Committee reviews the composition of the Board in light of its understanding of the backgrounds, industry, professional experience, and various geographic and demographic communities represented by current members. The Corporate Governance and Nominating Committee also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members. It also monitors the expected service dates of Board members, any planned retirement dates, and other anticipated events that may impact a director’s continued ability to serve.

Although the Corporate Governance and Nominating Committee does not have a specific policy regarding diversity, the Corporate Governance and Nominating Committee will consider, in identifying first-time candidates, nominees for director, or evaluating individuals recommended by shareholders, the current composition of the Board in light of the communities and geographies we serve and the interplay of the candidate’s or nominee’s diverse individual experience, education, skills, background, and other qualities and attributes with those of the other Board members. The Corporate Governance and Nominating Committee incorporates this broad view of diversity into its review and evaluation of new candidates and incumbent nominees in its director nomination process to ensure that the Board’s composition reflects the particular needs of the Board and the Company, and the Corporate Governance and Nominating Committee and the Board monitor its effectiveness through the Corporate Governance and Nominating Committee’s and Board’s self-evaluation process. As described under Election of Directors – Director Nominees for Election, the Corporate Governance and Nominating Committee and the Board believe that the current composition of the Board reflects a group of highly talented individuals with diverse backgrounds, skills, professional and industry experience, and other personal qualities and attributes best suited to perform oversight responsibilities for the Company and its shareholders.

The Corporate Governance and Nominating Committee identifies potential candidates for first-time nomination as a director primarily through recommendations it receives from our current Board members, our Chairman and / or Chief Executive Officer, and our contacts in the communities we serve. The Corporate Governance and Nominating Committee also has the authority to conduct a formal search using an outside search firm selected and engaged by the Corporate Governance and Nominating Committee to identify potential candidates. As discussed previously, many of the members of our Board have served for many years. As such, it has not been necessary to formalize the process for evaluating new director nominees. However, given the changing environment in which the Company operates, the Corporate Governance and Nominating Committee recognizes the need to formalize this process. In the future, if the Corporate Governance and Nominating Committee identifies a potential new director nominee, it anticipates obtaining publicly available information on the background of the potential nominee to make an initial assessment of the candidate in light of the following factors:

•	Whether the individual meets the qualifications for director nominees described below;

•	Whether there are any apparent conflicts of interest in the individual’s serving on our Board; and

•	Whether the individual would be considered independent as described above under Corporate Governance – Director Independence.

The Corporate Governance and Nominating Committee and the Board strive to maintain a Board that demonstrates objectivity and the highest degree of integrity on an individual and collective basis. The Corporate Governance and Nominating Committee considers the needs of the Board and the Company in light of the current mix of director skills and attributes. The Corporate Governance and Nominating Committee seeks the following qualifications and characteristics when evaluating a director candidate:

•	A reputation for integrity, honesty, candor, fairness, and discretion;

•	A high degree of expertise in his or her chosen field of endeavor, which area of expertise should have some relevance to banking;

•	A knowledge, or willingness and ability to obtain knowledge, of the critical aspects of banking; and / or

•	Experience and skill in serving as a competent overseer of, and trusted advisor to, senior management of a publicly-held corporation.

Additionally, nominees for the Board should contribute to the mix of skills, core competencies, and qualifications of the Board of through expertise in one or more of the following areas:

•	Banking and other financial services;

•	Accounting and finance;

•	Legal;

•	Mergers and acquisitions;

•	Leadership, business and management;

•	Strategic planning;

•	Government relations;

•	Investor relations;

•	Executive leadership development; and

•	Executive compensation.

The Corporate Governance and Nominating Committee will determine, in its discretion after considering all factors it considers appropriate, whether a potential nominee meets these qualifications and also will consider the composition of the entire Board in light of the various other factors described above. If a candidate passes this initial review, the Corporate Governance and Nominating Committee will arrange an introductory meeting with the candidate and our Chairman and Chief Executive Officer, and the Corporate Governance and Nominating Committee Chair and / or another director to determine the candidate’s interest in serving on our Board. If the candidate is interested in serving on our Board, members of the Corporate Governance and Nominating Committee, together with several members of the Board, our Chairman and Chief Executive Officer, and, if appropriate, other key executives of the Company, then conduct an interview with the candidate. If the Board and the candidate are both still interested in proceeding, the candidate will provide us additional information for use in determining whether the candidate satisfies the applicable requirements applicable to members of the Board and its committees and for making any required disclosures in our proxy statement. Assuming a satisfactory conclusion to the process outlined above, the Corporate Governance and Nominating Committee then presents the candidate’s name for approval by the Board or for nomination for approval by the shareholders at the next shareholders meeting, as applicable.

The Corporate Governance and Nominating Committee will consider an individual recommended by one of our shareholders for nomination as a new director if the shareholder making the recommendation follows the procedures for submitting a proposed nominee’s name required by our Bylaws and as described under Shareholder Information for Future Annual Meetings—Advance Notice Procedures. In order for the Corporate

Governance and Nominating Committee to consider a shareholder-proposed nominee for election as a director, the shareholder must submit the name of the proposed nominee, in writing, by sending an email to directorcommunications@palmettobank.com or written notice to 306 East North Street, Greenville, South Carolina, 29601 Attention: Director Communications. All such submissions must include the following information:

•	The shareholder’s name and address and the number of shares of our common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;

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Sufficient information about the nominee’s experience and qualifications for the Corporate Governance and Nominating Committee to make a determination whether the individual would meet the qualifications for directors; and

•	Such individual’s written consent to serve as a director of the Company, if elected.

Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, including those recommended by shareholders.

Our Corporate Secretary will present all shareholder-proposed nominees to the Corporate Governance and Nominating Committee for its consideration. The Corporate Governance and Nominating Committee has the right to request, and the shareholder will be required to provide, any additional information with respect to the shareholder nominee as the Corporate Governance and Nominating Committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

Board and Committee Meetings; Annual Meeting Attendance

We have not established a formal policy regarding director attendance at annual meetings of shareholders; however, all directors are expected to attend each annual shareholders meeting. Directors are also expected to attend all Board meetings and meetings of committees on which they serve. Each director and nominee for director attended the annual shareholder meeting in May 2009. One director was absent from the special shareholder meeting in September 2009.

The Board held twelve regular meetings during 2009. Director attendance at meetings of the Board and its committees averaged 96% during 2009. Each director attended at least 75% of the total number of 2009 meetings of the Board and committees on which he or she served. As part of its enhanced governance practices in 2009, during each Board meeting the Board now meets in executive session without management and chaired by the independent Lead Director (executive sessions were held during eight of its 2009 meetings).

Committees of the Board

The Board has established six committees. These committees act on behalf of the Board and report on their activities to the entire Board through written meeting minutes and oral reports. The following table provides independent membership information for each of the Board’s committees as of the date of this Proxy Statement. The Regulatory Oversight Committee was formed in June 2009 to oversee regulatory compliance, serve as the liaison between the banking regulatory agencies and the Board, and to oversee the development and execution of the Strategic Project Plan adopted by the Board in June 2009 to address issues related to credit quality, liquidity, capital, earnings, governance, regulatory examinations, and communication.

Name	Audit		Compensation		Corporate Governance and Nominating		Credit		Regulatory Oversight		Trust
W. Fred Davis, Jr.	X						X
David P. George, Jr.											X	*
Michael D. Glenn					X	*	X		X
John T. Gramling, II							X	*	X
John D. Hopkins, Jr.			X		X				X
Sam B. Phillips, Jr.			X		X
Albert V. Smith											X
Ann B. Smith	X	*			X				X
E. Keith Snead, III											X
Jane S. Sosebee									X	*	X
L. Stewart Spinks	X
J. David Wasson, Jr.	X		X	*

Meetings during 2009	6		6		4		10		7		10

*	Committee Chair

Each Committee of the Board operates under a written charter that addresses its purpose, authority, and responsibilities and contains other provisions relating to, among other matters, membership and meetings. The committee charters require the committees to review their performance annually. During 2009, the committees also reviewed and assessed the adequacy of their charters and the Board approved all charter amendments in 2009. We have since posted the committee charters to our website which may be viewed on our website at www.palmettobank.com.

Audit

The Audit Committee’s primary role is to assist the Board in fulfilling its oversight of the accounting and financial reporting processes of the Company, including the preparation of the Company’s financial statements in accordance with generally accepted accounting principles, rules of the SEC, and banking regulatory rules. The Audit Committee’s primary roles are to:

•	Monitor the integrity of the Company’s financial statements and the financial reporting process, including the Company’s internal control over financial reporting;

•	Monitor the Company’s compliance with legal and regulatory requirements including the Company’s disclosure controls and procedures;

•	Monitor the independent registered public accounting firm’s qualifications, independence and performance;

•	Monitor the performance of the Company’s internal audit function; and

•	Appoint, compensate, approve, and oversee the work of any independent registered public accounting firm.

The Audit Committee also performs the Audit Committee and fiduciary functions required for our bank subsidiary in accordance with federal banking regulations. Additionally, the Audit Committee prepares the Audit Committee Report included in our annual proxy statement in accordance with SEC rules.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent registered public accounting firm as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Under its charter, the Audit Committee must have a minimum of three independent members. No Audit Committee members serve on the audit committee of other public companies. The Audit Committee meets at least quarterly and may call special meetings. As permitted by its charter, the Audit Committee has delegated preapproval authority for audit and permissible nonaudit services to Audit Committee Chairperson for time-sensitive engagements.

During 2009, the Audit Committee began meeting regularly in executive session with the Chief Internal Auditor and with the independent registered public accounting firm.

Audit Committee Financial Expert

Although the Board of Directors has determined that the Audit Committee does not have an Audit Committee financial expert, nor does the Board believe that the current Board of Directors includes an independent individual who qualifies as an Audit Committee financial expert, as that term is defined by applicable SEC rules, the Board believes that the current members of the Audit Committee are capable of satisfying their Audit Committee responsibilities based on their experience and background. Audit Committee members each individually have many of the attributes used by the SEC to define an Audit Committee financial expert through past or current service as noted in each member’s business experience included herein. The Audit Committee members are able to read and understand fundamental financial statements, have an understanding of generally accepted accounting principles, have an understanding of internal controls and procedures for financial reporting, and understand their responsibilities as Audit Committee members. In addition, for these and other responsibilities, the Audit Committee is authorized to use consultants to provide financial accounting expertise when members of the Audit Committee believe such assistance would be useful.

The Board believes that Lee S. Dixon is a financial expert, as that term is defined by applicable SEC rules, with such expertise being part of the rationale for appointing Mr. Dixon to the Board of Directors in 2009; however, as a member of management Mr. Dixon is not an independent director and therefore does not meet the requirements to be considered an “Audit Committee Financial Expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K. It is currently an objective of the Board to recruit an independent financial expert to the Board to serve on the Audit Committee.

Compensation

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the Company’s compensation philosophy and practices. This responsibility included the:

•	Compensation and remuneration of the named executive officers;

•	Oversight of the Company’s officer incentive plans;

•	Reviews and recommendations related to the Company’s employee benefit plans; and

•	Recommendations related to compensation for the Board.

The Compensation Committee is also responsible for producing, in accordance with the rules and regulations of the SEC, applicable compensation information for inclusion in the Company’s annual proxy statement.

The Compensation Committee’s guiding philosophy is as follows, with a focus on ensuring compensation practices are aligned with sound risk management:

•	Use its best efforts to develop compensation policies that create a direct relationship between pay levels, corporate performance and long-term return to shareholders; and

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Vigilantly monitor the results of such policies to assure that compensation payable to the Company’s senior executive officers provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders, particularly when compared to the returns received by the shareholders of the Company’s principal competitors.

In discharging its duties, the Compensation Committee is empowered to investigate any matter within the scope of its responsibilities. The Compensation Committee has resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of the Chairman, Chief Executive Officer, Chief Operating Officer or named executive officer compensation, this authority shall be vested solely in the Compensation Committee.

Where legally permissible, the Compensation Committee also has the authority to delegate its responsibilities, as the Compensation Committee may deem necessary or appropriate in its sole discretion.

Under its charter, the Compensation Committee must have a minimum of three independent members. The Compensation Committee meets at least annually and may call special meetings.

Information about the Compensation Committee’s process and procedures for establishing director compensation appears below under Director Compensation.

Actions taken during 2009 by the Compensation Committee are described in Executive Compensation.

Compensation Committee Interlocks and Insider Participation

During 2009, no member of the Compensation Committee was an employee, officer, or former officer of the Company. None of our executive officers served in 2009 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation Committee. See Information About Related Persons for a discussion of Compensation Committee members that had banking or financial services transactions in the ordinary course of business with our banking subsidiary.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee’s primary role is to assist the Board in fulfilling its responsibilities with respect to Board and Board committee membership, shareholder proposals, and corporate governance practices consistent with the Company’s intention to voluntarily adopt various “best practices.” The Corporate Governance and Nominating Committee’s primary duties and responsibilities are to:

•	Establish criteria for Board and Board committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

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Make recommendations to the Board regarding proposals submitted to the Board and/or Corporate Governance and Nominating Committee and nominees for director proposed or recommended by shareholders of the Company;

•	Make recommendations to the Board regarding corporate governance practices;

•	Monitor the Board’s and the Company’s compliance with any commitments made to the Company’s regulators or otherwise regarding changes in corporate governance policies; and

•	Lead the Board in its annual review of the Board’s performance.

Under its charter, the Corporate Governance and Nominating Committee must have a minimum of three members the majority of whom must be independent. The Corporate Governance and Nominating Committee meets at least annually and may call special meetings.

During 2009, the Corporate Governance and Nominating Committee facilitated the previously described Board self-assessment and refinement of Committee charters, and also reviewed the Company’s Articles of Incorporation and Bylaws which the Board updated to reflect the current and future size, structure, and business activities of the Company.

Credit

The Credit Committee’s primary role is to ensure consistency in the assessment and management of credit risk. The Credit Committee is a loan:

•	Overview body that monitors the Bank’s loan approval process and its loan review system;

•	Monitoring body that monitors the Bank’s reserve for loan losses and its problem loan management system;

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Policy-generating and monitoring body (including matters such as bank-wide credit policy and risk management guidelines, concentration limits, and imposition of limitations on lending categories or sub-groups) ; and

•	Approval body.

Under its charter, the Credit Committee must have a minimum of two independent members. The Credit Committee typically holds monthly meetings and may call special meetings.

During 2009, the Credit Committee reviewed the Company’s Loan Policy and the Board approved changes in June and October to address the issues that contributed to the deteriorated credit quality of the loan portfolio. The Committee also enhanced the monthly credit quality reporting to the Board and began meeting in executive session with the independent loan review firm engaged to review the Company’s loan portfolio.

Regulatory Oversight

The purpose of the Regulatory Oversight Committee is to:

•	Oversee regulatory compliance;

•	Serve as the liaison between the banking regulatory agencies and the Board; and

•

Oversee the development and execution of the Strategic Project Plan adopted in 2009 to address issues related to credit quality, liquidity, capital, earnings, governance, regulatory examinations, and communication.

The Regulatory Oversight Committee’s charter does not set a minimum of independent members. However, the Regulatory Oversight Committee’s membership includes five independent members as of the date of this Proxy Statement, including the independent Lead Director and the Chairs of the Credit and Audit Committees. Additionally, its charter notes that the Regulatory Oversight Committee will meet as often as considered necessary in the judgment of such Committee, and the Committee currently meets monthly.

During 2009, the Regulatory Oversight Committee facilitated the preparation of the Strategic Project Plan adopted by the Board in June 2009 to address the issues related to credit quality, liquidity, capital, earnings, governance, regulatory examinations, and communication.

Trust

The purpose of the Trust Committee is to discharge the Board’s responsibilities relating to monitoring of the Company’s Trust Department.

Under its charter, the Trust Committee must have four members. The Trust Committee’s charter does not set a minimum meeting annual requirement but requires that regular meetings of the Trust Committee shall be held and special meetings may be held at any time upon call of the Chairman of the Trust Committee. Additionally, the Trust Committee’s Charter requires that a Company Vice President assigned to the Trust Department or a Trust Officer shall attend all meetings of the Trust Committee.

ITEM 1:

ELECTION OF DIRECTORS

Director Nominees for Election

The Board has set seven directors as the number to be elected at the Meeting and has nominated the individuals named below. Directors are elected to hold office until the next Meeting designated below and until their successors are elected and qualified. All nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the Meeting, the proxy holders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion.

Paul W. Stringer, a director since 1986, retired from the Board in conjunction with his retirement from the Company effective June 30, 2009. In October 2009, in light of their additional management responsibilities and efforts leading the Strategic Project Plan adopted by the Board in June 2009, the Board elected to the Board Lee S. Dixon and Samuel L. Erwin as directors. All other nominees are currently directors and have been previously elected by the shareholders.

As described under Corporate Governance – Process for Evaluating Director Candidates, the Board has identified certain qualifications for its directors. The Board believes that these particular qualifications provide our directors with substantial experience relevant to serving as a director of our Company, including in areas such as financial management, risk management, strategic planning, human resources, including management succession planning, business development, corporate governance, and business operations. The Board has determined that except for Lee S. Dixon and Samuel L. Erwin, who are executive officers of both the Company and its subsidiary, each nominee for election as a director at the Meeting is an independent director as discussed below under Corporate Governance – Director Independence.

Each of our nominees satisfies our director qualification qualifications and during the course of their business and professional careers has acquired business management experience in these and other areas. In addition, the Corporate Governance and Nominating Committee and the Board believe that each nominee brings to the Board their own unique background and particular expertise, knowledge, and experience that provide the Board as a whole with the necessary and appropriate mix of skills, characteristics, and attributes that enable the Board to work together in a professional and collegial atmosphere and that are required for the Board to fulfill its oversight responsibility to the Company’s shareholders.

The Board recommends you vote “FOR” each of the nominees set forth below.

The following provides information regarding each of the nominees, including their age and the year in which they first became a director of the Company, their business experience for at least the past five years, the names of other publicly-held where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that such person should serve as a director for the Company:

Nominees for Reelection as Director at the 2010 Annual Meeting of Shareholders

for Terms Ending at the 2011 Annual Meeting of Shareholders

David P. George, Jr.
Age Director Since Term Expiring	69 1973 2011

Business Experience: Mr. George retired as General Manager of George Motor Company, an automobile dealership in Laurens, South Carolina, in 2004. He had served in that capacity since 1964.

Other Public Company Directorships: None

Additional Information: Due to his previous position as GM for George Motor Company, Mr. George brings business management experience to the Board. Additionally, Mr. George’s professional experience as a business owner provides the Board with business insight and analytical skills that are necessary to manage the Company’s affairs in this difficult economic environment. As a member of the Board since 1973, Mr. George has extensive knowledge and experience regarding our business. In addition, Mr. George provides unique insight into the Company’s Laurens County market. Mr. George is a graduate of Clemson University.

Nominees for Reelection as Director at the 2010 Annual Meeting of Shareholders

for Terms Ending at the 2012 Annual Meeting of Shareholders

Michael D. Glenn
Age Director Since Term Expiring	69 1994 2012

Business Experience: Mr. Glenn has been engaged in the practice of law since 1965. He has worked as an active trial attorney since 1978 with a concentration in complicated business and class action litigation. Mr. Glenn has been a partner with the law firm of Glenn, Haigler, McClain & Stathakis, LLP since 1993.

Other Public Company Directorships: None

Additional Information: During his career, Mr. Glenn served on numerous boards and commissions upon appointment by the South Carolina Supreme Court and the South Carolina Bar Association and has served on numerous private and public agency boards. In addition, he has served in three judgeships for ten years. Additionally, Mr. Glenn’s professional experience as a business owner provides the board with business insight and analytical skills that are necessary to manage the Company’s affairs in this difficult economic environment. Mr. Glenn graduated from Furman University and received his law degree from the University of South Carolina. Mr. Glenn’s law experience and education provides him with additional perspective on the legal, regulatory, and risk matters impacting the Company.

Nominees for Reelection as Director at the 2010 Annual Meeting of Shareholders

for Terms Ending at the 2013 Annual Meeting of Shareholders

W. Fred Davis, Jr.
Age Director Since Term Expiring	66 1978 2013

Business Experience: Mr. Davis was owner and President of Palmetto Spinning Corporation, where he was employed from 1969 to 1995. Mr. Davis retired in 1995.

Other Public Company Directorships: None

Additional Information: Through his business experience, Mr. Davis brings business management experience to the Board. Additionally, Mr. Davis’ professional experience as a business owner provides the board with business insight and analytical skills that are necessary to manage the Company’s affairs in this difficult economic environment. As a member of the Board since 1978, Mr. Davis has extensive knowledge and experience regarding our business. In addition, Mr. Davis provides unique insight into the Company’s Laurens County market. Mr. Davis is a graduate of Clemson University.

Lee S. Dixon
Age Director Since Term Expiring	44 2009 2013

Business Experience: Mr. Dixon has served as Chief Operating Officer of Palmetto Bancshares, Inc. and The Palmetto Bank since July 2009. In addition, Mr. Dixon was appointed Chief Risk Officer of Palmetto Bancshares, Inc. and The Palmetto Bank in October 2009. Mr. Dixon served as Senior Executive Vice President of Palmetto Bancshares, Inc. and The Palmetto Bank from May 2009 through June 2009. Mr. Dixon served as Chief Operating Officer of First Presbyterian Church of Winston-Salem from July 2006 through May 2009. He was employed in the Banking and Capital Markets practice of PricewaterhouseCoopers LLP from January 1989 through June 2006, admitted as a Partner in July 1999.

Other Public Company Directorships: None

Additional Information: Mr. Dixon brings extensive accounting and financial reporting expertise to the Board from his 22 years of business experience, 18 years of which he served in the Banking and Capital Markets practice at PricewaterhouseCoopers LLP. Mr. Dixon has worked with banking clients ranging from small community banks to some of the largest national banks, and he has extensive operational experience covering all aspects of banking and financial services. Mr. Dixon’s background with PricewaterhouseCoopers LLP has provided him with substantial banking, regulatory, financial reporting, and risk management experience. Mr. Dixon also has extensive leadership and business management experience and skills. Mr. Dixon is a certified public accountant in North Carolina and South Carolina. Mr. Dixon graduated magna cum laude from the University of South Carolina with majors in Accounting and Finance, and graduated “with distinction” from the Stonier Graduate School of Banking.

Samuel L. Erwin
Age Director Since Term Expiring	42 2009 2013

Business Experience: Mr. Erwin has served as Chief Executive Officer and President of The Palmetto Bank since July 2009. In addition, Mr. Erwin was appointed Chief Executive Officer of Palmetto Bancshares, Inc. in January 2010. Mr. Erwin served as Senior Executive Vice President of Palmetto Bancshares, Inc. and The Palmetto Bank from March 2009 through June 2009. Mr. Erwin began his banking career at First Union National Bank (now Wachovia) in July 1990. At the time of his departure in January 1997, he served as Vice President and City Executive in Orangeburg, South Carolina. He worked with First National Bank (now South Carolina Bank and Trust) from January 1997 until January 2000 where he held the position of Senior Vice President and Region Executive in Orangeburg, South Carolina. From January 2000 until June 2002, he held the position of Senior Vice President and Market President in Columbia, South Carolina with First Union National Bank (now Wachovia). From June 2002 until December 2004, he served as Senior Vice President and Commercial Relationship Manager for Carolina National Bank, a start-up bank in Columbia, South Carolina. Most recently, Erwin served as Chief Executive Officer of Community Bancshares, Inc. in Orangeburg, South Carolina.

Other Public Company Directorships: None

Additional Information: Mr. Erwin has extensive knowledge and experience in finance and the banking and financial services industry. In addition to his experience at the Company, Mr. Erwin has 20 years of banking experience. At Community Bankshares, Mr. Erwin addressed significant asset quality and organizational issues associated with a multi-bank holding company with decentralized policies, procedures, and operations. With Mr. Erwin’s leadership and experience, Community Bankshares successfully resolved the asset quality issues which ultimately resulted in a sale of the bank in October 2008 at two times book value despite a depressed market. Erwin’s experience brings a unique perspective to the Board including, but not limited to, banking, regulatory, governmental, financial, and economic matters. Mr. Erwin is a graduate of Clemson University with a bachelors of science degree in Financial Management.

Albert V. Smith
Age Director Since Term Expiring	63 2006 2013

Business Experience: As an attorney, Mr. Smith has been a general practitioner for 29 years and for the past 20 years has owned his own law firm (Albert V. Smith, Professional Association Law Firm). Prior to that time, Mr. Smith was a Partner in the law firms of Turnipseed, Holland and Smith and Turnipseed, Smith and Smith.

Other Public Company Directorships: None

Additional Information: Mr. Smith has dealt with budgets and financial matters as a member of the Commission of Higher Education in Spartanburg County which is an extension of University of South Carolina - Upstate. Mr. Smith graduated from University of South Carolina - Upstate (formerly the University of South Carolina – Spartanburg) and received his law degree from the University of South Carolina. Mr. Smith’s law experience and education provides him with additional perspective on the legal, regulatory, and risk matters impacting the Company. Additionally, Mr. Smith’s professional experience as a business owner provides the Board with business insight and analytical skills that are necessary to manage the company’s affairs in this difficult economic environment.

Ann B. Smith
Age Director Since Term Expiring	49 1997 2013

Business Experience: Ms. Smith served as the Director of Annual Giving for Clemson University from September 1986 to December 2007. Ms. Smith has served as the Clemson University Program Manager for Annual Giving / Development since December 2007.

Other Public Company Directorships: None

Additional Information: Ms. Smith is active in charitable endeavors in her community and has played a critical role in the educational system in our market area. These roles provide her with personal contacts and a unique perspective of the markets in which the company operates. Ms. Smith graduated with undergraduate and graduate degrees from Clemson University.

Continuing Directors Whose Terms End at the 2011 Annual Meeting of Shareholders

John T. Gramling, II
Age Director Since Term Expiring	69 1984 2011

Business Experience: Since 1997, Mr. Gramling has served as President of Gramling Brothers, Inc., an umbrella company engaged in the operation of orchards, real estate, development, surveying, and investments.

Other Public Company Directorships: None

Additional Information: In addition to his business experience, Mr. Gramling is a partial owner of River Falls Plantation and Mt. Valley Development Company (Village Greens Golf Club). Through his business and ownership experience, Mr. Gramling brings business management experience to the Board. Additionally, Mr. Gramling’s professional experience as a business owner provides the Board with business insight and analytical skills that are necessary to manage the Company’s affairs in this difficult economic environment. As a member of the Board since 1984, Mr. Gramling has extensive knowledge and experience regarding our business. Mr. Gramling is a graduate of Wofford College.

John D. Hopkins, Jr.
Age Director Since Term Expiring	58 2004 2011

Business Experience: Mr. Hopkins has served as owner of The Fieldstone Group, a diversified investment and development company with real estate, farm, land, and timber holdings, since 2000. Prior to 2000, Mr. Hopkins was employed for 26 years at Owens Corning, a Fortune 500 company, the last 10 of which he served as an officer.

Other Public Company Directorships: None

Additional Information: As the owner and officer of two companies during the past 36 years, including recently with a company involved in real estate activities, Mr. Hopkins brings leadership and business management experience to the Board. In addition, he has extensive expertise that he gained through this business experience as well as through his current service as a member of the Company’s Compensation, Corporate Governance and Nominating, and Regulatory Oversight Committees. Mr. Hopkins serves on several private boards and also provides entrepreneurial experience to the Board, which is important to our many consumer businesses. Mr. Hopkins is a graduate of Clemson University.

Edward K. Snead, III
Age Director Since Term Expiring	50 1997 2011

Business Experience: Mr. Snead has been employed with Snead Builders Supply Company, Inc., a Greenwood, South Carolina based family owned and operated building supply store, since 1981, and has served as President since 1991.

Other Public Company Directorships: None

Additional Information: Mr. Snead brings leadership and business management experience to the Board as the President of Snead Builders Supply Company. Mr. Snead serves on several private boards and brings experience to the Board through this service and through his service on the Audit Committee of one such private organization. Mr. Snead is a graduate of Presbyterian College.

Jane S. Sosebee
Age Director Since Term Expiring	53 2006 2011

Business Experience: From 2003 until November 2007, Ms. Sosebee served as regional director with AT&T South Carolina (formerly Southern Bell and BellSouth). Since November 2007, Ms. Sosebee has served as Director of AT&T South Carolina, a communications holding company.

Other Public Company Directorships: None

Additional Information: Ms. Sosebee brings extensive leadership and business management skills to the Board obtained through her 31 years of employment with AT&T. During her tenure, she has managed various teams within South Carolina including a marketing, sales and servicing organization including oversight of the compensation plan. Additionally, she has managed external affairs, public relations, and philanthropy. Though her current capacity as director of Governmental Relations for AT&T, she manages a team of external lobbyists and directs public policy for South Carolina. This experience provides valuable insight to the Board on regulatory issues. Accordingly, Ms. Sosebee serves on the Board’s Regulatory Oversight Committee as well as the Trust Committee. Ms. Sosebee has served on and chaired various community organizations in our market area, developing relationships beneficial to us. With regard to one such organization, Ms. Sosebee serves on the Audit Committee. She attended South Carolina’s Banker’s Association Director’s College.

Continuing Directors Whose Terms End at the 2012 Annual Meeting of Shareholders

L. Leon Patterson
Age Director Since Term Expiring	69 1971 2012

Business Experience: Mr. Patterson has served as Chairman of the Board of Directors of Palmetto Bancshares, Inc. since April 1990. Mr. Patterson served as Chief Executive Officer of Palmetto Bancshares, Inc. from April 1990 to December 31, 2009. From June 1982 to April 1994, he served also as President of Palmetto Bancshares, Inc.

Mr. Patterson has served as Chairman of the Board of The Palmetto Bank since July 2009. Prior to that, Mr. Patterson served as Chairman of the Board of The Palmetto Bank from January 1978 to January 2004. In addition, Mr. Patterson served as President of The Palmetto Bank from 1977 to February 1986 and as Chief Executive Officer of The Palmetto Bank from March 1986 to January 2004.

Mr. Patterson was elected Senior Executive for Strategic Development of Palmetto Bancshares, Inc. effective January 1, 2010.

Other Public Company Directorships: None

Additional Information: Mr. Patterson has been employed for over 42 years in the banking industry and the Company, in a variety of management and senior management positions, and he brings to the Board tremendous experience and knowledge regarding the financial services industry and the Company’s businesses, as well as an understanding of the Company’s vision and strategy. Mr. Patterson has extensive leadership experience. Mr. Patterson serves on various community organizations in our market area, developing relationships beneficial to us. With regard to one such organization, Mr. Patterson serves on the Audit Committee. Mr. Patterson is a graduate of Wofford College, Wharton Graduate School, American Banker’s Association Stonier Graduate School of Banking, and the American Banker’s Association Kellogg Chief Executive Officer Management Program.

Sam B. Phillips, Jr.
Age Director Since Term Expiring	68 2000 2012

Business Experience: Mr. Phillips has been Chief Executive Officer and owner of S.B. Phillips Company, Inc., an umbrella organization for several other businesses including Phillips Staffing Services, a temporary staffing agency in Greenville, South Carolina, since 1968. Additionally, Mr. Phillips in and has been:

•   Managing partner of Fairway Group of SC, a semi-private 27-hole golf course, since 2003 and as partner since 2001;

•   Managing partner of Eagle Zone LLC, a golf improvement center and pro-shop, since 2003 and as partner since 2001;

•   Partner and board member of SubAir Systems, LLC, a manufacturing company specializing in turf management for sports fields and golf courses, since 2002; and

•   Partner and board member of Woodhead, LLC (DBA Graniteville Specialty Fabrics), a textile fabric coatings company, since 2006.

Other Public Company Directorships: None

Additional Information: As a result of his extensive business experience, Mr. Phillips brings leadership, business management, entrepreneurial, human resource, and sales and marketing experience to the Board. Mr. Phillips has extensive investments in a variety of ventures ranging from real estate to marketing to manufacturing to textiles. In addition, Mr. Phillips brings mergers and acquisitions experience to the Board through his involvement with the Azalea Fund I, LLC and Azalea Fund II, LLC, a pair of local investment companies, and other transactions involving the purchase and sale of businesses. In addition, Mr. Phillip’s professional experience as a business owner provides the Board with business insight and analytical skills that are necessary to manage the Company’s affairs in this difficult economic environment. Mr. Phillips served as the Chairman of the Board of Power Equipment Maintenance, a company providing contract services to the power industry throughout the United States from 2003 until which time it was sold in 2007. Additionally, Mr. Phillips serves and has served on various community organizations in our market area, developing relationships beneficial to us. Mr. Phillips is a graduate of Furman University.

L. Stewart Spinks
Age Director Since Term Expiring	63 2006 2012

Business Experience: Mr. Spinks founded the Spinx Oil Company in 1972. He now serves as The Spinx Company, Inc.’s Chief Executive Officer. Spinx is the largest privately held gasoline convenience retailer in South Carolina. Mr. Spinks has served as President and Chief Executive Officer of Enigma, Inc., a real estate development company, since 1984. Mr. Spinks served as Chief Executive Officer of Spinx Foods from 1996 until its closing in 2007. Mr. Spinks has served as Treasurer of Spinks Investments since 1990, a real estate company that owns and leases properties to internal, as well as, external Spinx lessees. He has also served as Chief Executive Officer of Trans Equipment Services, Inc., a transportation leasing company, since 1985. Mr. Spinks founded Spinx Transportation, a fuel delivery company, in 1994, and has served as President and Chief Executive Officer since that time.

Other Public Company Directorships: None

Additional Information: As a result of his extensive business experience and ties to the community, Mr. Spinks brings leadership, business management, entrepreneurial, and sales and marketing experience to the Board. In addition, Mr. Spinks’ professional experience as a business owner provides the board with business insight and analytical skills that are necessary to manage the company’s affairs in this difficult economic environment. Mr. Spinks serves and has served on various not-for-profit and community organization boards in our market area, developing relationships beneficial to us. Additionally, Mr. Spinks serves on the Audit Committee to two such organizations. Mr. Spinks is a graduate of the University of Tennessee.

J. David Wasson, Jr.
Age Director Since Term Expiring	64 1979 2012

Business Experience: Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc., a member-owned rural electric cooperative in Upstate, South Carolina, since 1974.

Other Public Company Directorships: None

Additional Information: Through his service as Chief Executive Officer of Laurens Electric over the past 35 years, Mr. Wasson brings leadership and business management experience to the Board. Mr. Wasson possesses financial management expertise that he gained through his position and as a member of the audit committees of a nonpublic entity, as well as a current member of the Company’s Audit Committee. As a member of the Board since 1979, Mr. Wasson has extensive knowledge and experience regarding our business. In addition, Mr. Wasson provides unique insight into the Company’s Laurens County market. Mr. Wasson is a graduate of Clemson University and earned a graduate degree from the University of South Carolina.

DIRECTOR COMPENSATION

The table below provides information on 2009 compensation for nonemployee directors. The Company offers reimbursement to directors for expenses incurred in their Board service, including the cost of attending Board and committee meetings. Employee directors elected prior to 2009 (Mr. Patterson and Mr. Stringer in 2009) received compensation for their Board service. Employee directors elected during 2009 (Mr. Dixon and Mr. Erwin in 2009) did not receive compensation for their Board service. Effective January 1, 2010, no employee directors will receive compensation for their Board service. Compensation for employees that were also directors during 2009 is set forth in Executive Compensation—Executive Compensation Tables—Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($) (1)	Number of Securities Underlying Unexercised Options at Year End (#) Exercisable	Number of Securities Underlying Unexercised Options at Year End (#) Unexercisable
W. Fred Davis, Jr.	28,000	—	—
David P. George, Jr.	28,000	—	—
Michael D. Glenn	28,000	—	—
John T. Gramling, II	28,000	—	—
John D. Hopkins, Jr.	28,000	1,000	—
Sam B. Phillips, Jr.	28,000	5,000	—
Albert V. Smith	28,000	4,000	1,000
Ann B. Smith	28,000	—	—
E. Keith Snead, III	28,000	—	—
Jane S. Sosebee	28,000	4,000	1,000
L. Stewart Spinks	28,000	2,000	1,000
J. David Wasson, Jr.	28,000	—	—

(1)	During 2009, members of the Board received monthly fees of $1,500 and an annual retainer of $10,000 for services provided as directors including, but not limited to, committee membership and related responsibilities. Directors of the Company also serve on the Board of the Bank. Directors receive no additional compensation related to their service on the Bank’s Board. If a director misses more than one Board meeting in a calendar year and the Board does not excuse such absences, the director forfeits his or her monthly fee. During 2009, no directors forfeited monthly fees as a result of this policy.

Determination of Director Compensation

With regard to compensation relative to 2009 and prior, the Corporate Governance and Nominating Committee of the Board analyzed and determined director compensation. Generally, the Corporate Governance and Nominating Committee reviewed the individual components and total amount of director compensation at least annually, and, historically, changes in director compensation were recommended to the Board for its approval as circumstances deem necessary. Such a determination considered, among other factors, a review of competitive pay data for nonemployee directors of other financial services companies comparable to the Company. Additionally, the Corporate Governance and Nominating Committee could recommend changes to director compensation more or less frequently based on its analysis of this competitive data. Based on a review of circumstances and competitive data, the Corporate Governance and Nominating Committee maintained director compensation for 2009 at the same level as that of 2008. The Corporate Governance and Nominating Committee did not historically engage a compensation consultant in making this determination. During 2009, the responsibility for director compensation was changed from that of the Corporate Governance and Nominating Committee to that of the Compensation Committee as the Compensation Committee regularly reviews industry compensation data and began discussions in 2009 with a compensation consultant for potential assistance related to director and employee compensation matters.

Equity Compensation

Directors participated in the 1997 Stock Compensation Plan and are eligible to participate in the 2008 Restricted Stock Plan. The terms and conditions of grants to directors under these plans are the same as for grants to employees. See Executive Compensation—Compensation Discussion and Analysis for a discussion regarding our equity incentive compensation plans. No such equity-based compensation was granted to independent directors during 2009.

INFORMATION ABOUT RELATED PERSONS

Related Person Transactions

Lending and Other Ordinary Course Bank Services Transactions

During 2009, almost all of the individuals included within Beneficial Ownership of Certain Beneficial Owners and Management—Directors and Executive Officers and some of their respective immediate family members and / or affiliated entities had loans, other extensions of credit and / or other banking or financial services transactions (such as deposit, trust, brokerage, custody, transfer agent, or similar services) in the ordinary course of business with our Bank subsidiary. All of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

Transactions with Entities Affiliated with Directors

The Company made charitable contributions in 2009 (significantly less than $1 million) to two tax-exempt organizations—one for which Mr. Gramling served on the board at the time of contribution (and for which he now serves as Chairman) and one for which Mr. Phillips served as a board member and Mr. Patterson served on the executive Board at the time of contribution.

Family Relationships

The Company does not employ any family members of our directors and any of our executive officers.

Related Person Transaction Policy and Procedures

The Company reviews transactions between the Company and its related persons and / or their respective affiliated entities. As a bank, such transactions are generally subject to various banking regulations. “Related persons” are defined as our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of more than 5% of our common stock.

Related person transactions are those listed in the Corporate Governance—Director Independence section.

The Corporate Governance and Nominating Committee annually reviews all such transactions related to directors in conjunction with their determinations of director independence.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Overall Context for 2009 Compensation Committee Role and Compensation Program

During 2009, the role of the Compensation Committee (the “Committee”) and the Company’s compensation program were impacted by the following:

•	The net losses incurred by the Company starting in the second quarter 2009 as a result of the challenging economic environment and extended recession.

•	The adoption by the Committee in October 2009 of a written Committee charter as a result of a self-assessment performed by the Board in 2009.

•

The executive management transition resulting from the planned succession plan for the retirement of Paul W. Stringer, Chairman of the Board and Chief Executive Officer of the Bank (who also served as the President, Chief Operating Officer, and Chief Accounting Officer of the Company), effective June 30, 2009, and the change in role of L. Leon Patterson, the Chairman and Chief Executive Officer of the Company, effective January 1, 2010.

Given the above, the Committee’s role and the Company’s compensation program evolved during 2009 and are summarized below to provide context for the compensation decisions made in 2009.

Role of the Compensation Committee

Prior to 2009, the Committee did not have a written charter. Instead, it operated under a written compensation philosophy intended to attract, develop and retain qualified staff by providing a total reward system which included:

•	Clear identification of roles and accountabilities of each position;

•	Equitable basis for establishing pay for such positions;

•	Understandable and consistently applied performance appraisal process;

•	Flexible and adaptable non-cash or benefits program;

•	Competitive salary structure based on relative job responsibilities and relevant external marketplace data; and

•	Ability to reward performance consistent with achievement level.

In October 2009, the Committee adopted a charter stating that the purpose of the Committee is to discharge the Board’s responsibilities relating to the Company’s compensation philosophy and practices. This responsibility includes the compensation and remuneration of the Company’s Chairman of the Board, Chief Executive Officer, Chief Operating Officer and other Named Executive Officers; oversight of the Company’s officer incentive plans; reviews and recommendations related to the Company’s employee benefit plans; and recommendations related to compensation for the Board. The Committee is also responsible for producing, in accordance with the rules and regulations of the SEC, applicable compensation information for inclusion in the Company’s annual proxy statement.

Given the financial results of the Company during 2009, the Committee refined the compensation philosophy in 2009 to provide for greater emphasis on ensuring that the compensation practices of the Company are aligned with sound risk management and long-term shareholder value as follows:

•	Develop compensation policies that create a direct relationship between pay levels, corporate performance and long-term return to shareholders; and

•

Vigilantly monitor the results of such policies to assure that compensation payable to the Company’s senior executive officers provides overall competitive pay levels, creates proper incentives to enhance shareholder value while mitigating risk to the Company, rewards superior performance, and is justified by the returns available to shareholders, particularly when compared to the returns received by the shareholders of the Company’s principal competitors.

The Committee charter adopted in 2009 provides the Committee with the necessary authority to accomplish the above objectives and empowers the Committee to investigate any matter within the scope of its responsibilities. The charter further provides that the Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate without seeking approval of the Board or management. With respect to compensation consultants that may be retained to assist in the evaluation of the Chairman, Chief Executive Officer, Chief Operating Officer or other Named Executive Officer compensation, this authority shall be vested solely in the Committee. Where legally permissible, the Committee also has the authority to delegate its responsibilities, as the Committee may deem necessary or appropriate in its sole discretion.

During 2009, the Compensation Committee began discussions regarding the type, amount and recipients of the overall compensation and benefits provided to employees, and in particular officers of the Company. As a result, certain changes were made in 2009 and 2010 as described herein. The Compensation Committee currently plans to perform in 2010 a more formal review of the compensation and benefits provided by the Company, likely with the assistance of a compensation consultant with expertise in such matters.

Compensation Philosophy and Program

The primary goal of the Company’s compensation philosophy is to create long-term value for its shareholders. To this end, the Company has designed compensation programs for all Company employees to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of the Company’s shareholders, and to encourage them to remain with the Company for long and productive careers. Most compensation elements, both cash and equity awards, simultaneously fulfill one or more of these objectives. The Company’s compensation program is focused on the following principles:

•	Pay for performance: pay should reflect the overall Company’s financial results and individual executive performance;

•	Competitive market for executive talent: compensation should be competitive relative to peers to attract and retain a talented executive team; and

•	Balanced compensation structure: maintain a mix of fixed and variable compensation, which aligns shareholder interests with the long-term interests of the Company while mitigating risk to the Company.

Key elements of the Company’s compensation program include the following, each of which is described in more detail later in this report:

•	Base salary;

•	Annual cash compensation under the Company’s cash incentive compensation plan;

•	Equity compensation under the Company’s equity incentive compensation plan; and

•	Benefits and perquisites.

The Company generally does not adhere to rigid formulas in determining the amount and mix of compensation elements. Although the Company attempts to provide competitive compensation, it does not attempt to maintain compensation within a certain target percentile comparable with peer groups to determine compensation. Instead, flexibility is incorporated into compensation programs and the assessment process in order to respond to and adjust for the evolving business environment. Decisions regarding the amount of compensation payable in one form do not necessarily impact the decisions made regarding the amount of compensation payable in another form. Additionally, the Committee does not have a policy for allocating between current and deferred compensation nor between cash and noncash compensation.

Historically, the Company has not defined a specific weighting of compensation between current and deferred or between cash and noncash. Instead, the Company has set base salaries at competitive levels and attempted to motivate employees through its equity and cash incentive compensation plans. The objective is to administer both forms of compensation consistently for employees on the same management level while still rewarding individual employee performance.

Application of Compensation Program in 2009

In general, the compensation of the Company’s officers is determined at the beginning of each calendar year. Accordingly, the compensation for the Company’s officers in 2009 was determined primarily in January 2009 based on the 2009 corporate profit plan approved by the Board in December 2008. The 2009 corporate profit plan, including 2009 officer compensation, was based on the 2008 results of operations and individual officer performance in 2008. For the year ended December 31, 2008, the Company had net income of $13.6 million and at that time was not yet experiencing the significant deterioration in credit quality that contributed to the poor financial results starting in the second quarter of 2009.

In the second quarter of 2009, the Committee reacted quickly to the Company’s declining financial performance and took measures to reflect those results in the compensation of its officers. As a result, the Company took the following actions:

•	Froze base salaries for all employees effective May 1, 2009. The salary freeze has continued into 2010 and is expected to continue until the Company’s financial results improve;

•

Eliminated the corporate component of the cash incentive compensation plan for all officers relative to 2009, which would normally be determined and paid in early 2010. As a result, no cash incentive compensation was paid under this plan related to 2009;

•

Reduced perquisites, including reduction in the number of club memberships in 2009, elimination in 2010 of all bank-owned automobiles provided to officers, reduction in coverage for annual physical examinations for officers, and elimination in 2010 of Company paid life insurance premiums for certain officers.

Base Salary. Base salary for officers employed at the beginning of 2009 was determined in January 2009. Base salary is designed to provide competitive levels of compensation to the Company’s employees based upon their experience, duties, and scope of responsibility. The Company utilizes base salaries as a means to recruit and retain employees. Base salary levels are also important because they are used to determine other compensation such as the target amount of cash incentive compensation awards and for computing 401(k) plan contributions.

The Committee reviewed and considered market data when approving base salaries in January 2009. The market data used in the analysis consisted of three financial services surveys and seven peer group banks from the 2008 Sheshunoff Bank Executive and Director Compensation Survey.

The market data surveys consisted of the following:

•	2007/2008 Watson Wyatt Data Services;

•	Delves Group 2008 Bank Cash Compensation Survey; and

•	2008 Sheshunoff Bank Executive and Director Compensation Survey.

The peer group banks, which were comparable to the Company based on total asset size and comparable business operations as community banks, consisted of the following:

•	Bank of Granite (Granite Falls, North Carolina);

•	BNC Bancorp (Thomasville, North Carolina);

•	Capital Bank Corporation (Raleigh, North Carolina);

•	Southern Communities Financial Corporation (Winston-Salem, North Carolina);

•	Charter Financial Corporation (West Point, Georgia);

•	Colony Bank Corporation, Inc. (Fitzgerald, Georgia); and

•	Fidelity Southern Corporation (Atlanta, Georgia).

The Watson Wyatt report on financial institutions’ compensation benchmark positions included analysis of data presentations related to short-term compensation by geographic region, asset size, and functional category, as appropriate. The Committee reviewed salary range structure analysis that summarized, for each level of the position, the average minimum, midpoint, and maximum salaries. Although this report included information for other elements of compensation, only base salary information was summarized. The Watson Wyatt report included data based on the responses of 603 locations reporting data on 108,275 incumbents to the survey. This data was collected from 172 unique organizations in a total of 113 geographic areas.

The Delves Group Bank Cash Compensation Survey included cash compensation information on 111 exempt and nonexempt positions in the banking industry. The current report included data based on the responses of 119 financial institutions that responded to the survey. The survey results are reported by bank asset category at the national and regional level.

The Sheshunoff Bank Executive and Director Compensation Survey included cash compensation information on executive officer positions and 11 functional officer positions in the banking industry. The report included data based on responses from 465 financial institutions. The results are reported by bank asset category at the national and regional level.

Using these market surveys, the Committee summarized competitive pay scales by job description for all officer positions within the Company. The Committee did not use the market survey to precisely benchmark compensation. Instead, the Committee reviewed base salary information from the reports to evaluate whether the Company’s base salaries were generally competitive. It is the Committee’s long-term objective for the officers to earn base salaries at or above the median range. The Committee did not use median salary information as a formal benchmark but only as a check to ensure that the Company’s base salaries are competitive generally. Market adjustments may be justified, from time to time, to meet this objective.

The performance of the Named Executive Officers was evaluated at the end of 2008 based on management skills, long-term performance, performance during 2008, individual accomplishments, and performance with respect to overall corporate goals and goals specific to that officer’s position. For 2009 compensation decisions, Mr. Stringer evaluated the performance of the Named Executive Officers, except himself and Mr. Patterson. For Mr. Stringer and Mr. Patterson, the Board provided input on their performance.

In its review of base salary adjustment evaluations and recommendations for 2009, the Committee considered, among other things, management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance, extraordinary accomplishments, economic conditions, external events that impact the operations of the Company, the Company’s ability to pay an appropriate and competitive salary, position of salary to the competitive market median salary as outlined by the external market data, compensation necessary to recruit individuals to fill such positions with similar skills and background, and any added responsibilities since the officer’s last salary increase.

With regard to 2009 base salary compensation determined in January 2009, the Committee reviewed the Named Executive Officers at that time and made recommendations to the full Board for the base salary component of their compensation. In addition to the market survey described previously and the 2008 individual performance of these officers, the Committee reviewed a report, based on publicly available information of base salaries and cash incentive compensation plans for top executives of similar companies, including direct competitors headquartered in and around the Company’s market area. The Committee placed more emphasis on the compensation of similarly sized and comparably profitable competitors.

The Committee then exercised judgment in making base salary compensation decisions for these officers after reviewing the performance of the Company in 2008 and evaluating 2008 individual performance against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance shareholder value. Like all officers of the Company, annual compensation for the Named Executive Officers was determined at the end of 2008 and was effective January 1, 2009.

During 2009, the Company refined its performance and development program. All officers of the Company are now required to prepare written performance plans at the beginning of each year that include both objective and subjective performance goals centered around the Company’s strategic objectives, departmental objectives to achieve the Company’s strategic objectives, and the individual’s personal developmental goals. In addition, each officer also receives a written performance appraisal at the end of the year. The Compensation Committee reviews and approves the annual performance plans for the Company’s Chairman, Chief Executive Officer and Chief Operating Officer, and, with input from the Board, prepares the annual performance appraisals for these positions.

Cash Incentive Compensation Plan. In addition to base salary, the Company normally provides cash incentive compensation to motivate officers to meet annual performance targets set by the Board. The Committee determines performance targets at the beginning of each year, and awards are determined at the end of the year based on the results of the officer’s and the Company’s performance during the year. The officer’s cash incentive compensation plan provides that members of senior management are eligible to receive up to 50% of their base salary in cash incentive compensation if 100% of the targets approved by the Board are met and exceeded by specified amounts.

As noted above, in 2009, as a result of the Company’s poor 2009 financial results, the Board eliminated the corporate component of the cash incentive compensation plan for all officers relative to 2009 that normally would have been paid in January 2010. Accordingly, no officers of the Company received cash incentive compensation related to 2009.

Equity Incentive Compensation Plan. The Company provides equity incentive compensation in the form of common stock awards because it believes that such compensation reflects the officer’s responsibilities, rewards demonstrated performance and leadership, encourages future performance, aligns the interests of the recipients with the interests of shareholders, and motivates recipients to remain with the Company through the term of the awards.

The Company weighs the cost of equity incentive compensation with its potential benefits as a compensation tool. The Company believes that equity incentive compensation effectively balances the objectives of rewarding prior performance and encouraging recipients to create future long-term shareholder value. The

Company historically awarded equity incentive compensation in the form of stock option grants through 2007. In 2008, the Company began awarding equity incentive compensation in the form of restricted stock.

Stock options have value to the extent the fair market value of Company’s common stock on the exercise date exceeds the fair market value on the grant date. Therefore, stock option grants result in compensation only if the stock price grows over the term of the award. When granted, the exercise price of each stock option grant represented the fair market value of the Company’s common stock on the grant date, which was the date of the Board meeting at which the option grants were approved. Stock option grants became exercisable in five equal annual installments beginning the year of the grant date and have a maximum ten-year term. Stock option grants terminate prior to the expiration of their term on the date if the optionee ceases to be a director of the Company or an employee of the Company or any subsidiary of the Company, unless the optionee dies, becomes permanently or totally disabled, or resigns or retires with the consent of the Company, in which case the participant may exercise the previously unexercised portion of vested stock option awards at any time within three months after the participant’s resignation or retirement or death to the extent the participant could have exercised the stock option grant immediately prior to such resignation or retirement.

Option recipients are required to hold any net shares of Company common stock received through the exercise of stock options for at least six months after the option exercise date. The Company prohibits the purchase or sale of stock options or derivative securities that are directly linked to the Company’s common stock.

As provided in the Palmetto Bancshares, Inc. 1997 Stock Compensation Plan, as of close of business on December 8, 2007, the plan expired, and no new stock options were available for grant under the plan after that date. On April 15, 2008, the Company’s shareholders approved the Palmetto Bancshares, Inc. 2008 Restricted Stock Plan. Shares of restricted stock granted to employees under the plan are subject to restrictions requiring continuous employment for a specified time period following the date of grant. During this period, the holder is entitled to full voting rights and dividends. A total of 250,000 shares of common stock have been reserved for issuance pursuant to awards under the plan, subject to its anti-dilution provisions. No awards were granted during 2008 and the first awards under this plan were granted in 2009.

All shares issued to date under the restricted stock plan have a five year vesting period and have the right to both vote and receive dividends. Awards under this plan are not transferrable except by will, by the laws of descent and distribution, and pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or in Title I of the Employee Retirement Income Security Act, or the rules of the plan. With regard to termination of employment, grants under this equity incentive compensation plan contain the following provisions:

•	If the termination of employment is voluntary, the participant will be entitled to retain all vested shares of restricted stock but will forfeit any unvested shares of restricted stock;

•

If termination is due to the participant’s disability, the participant will receive the vested shares of restricted stock and the unvested shares of restricted stock (the remaining shares will vest immediately upon the participant’s disability);

•	If termination is due to the participant’s death, the participant will receive only the vested shares of restricted stock and the unvested shares of restricted stock will be forfeited; and

•	In the event of a change in control (as defined by the plan), all unvested shares of restricted stock will fully vest immediately.

Historically, the Company did not grant equity awards on an annual basis. Instead, equity awards were typically granted when employees were initially appointed to key management positions or when benefits under a previous equity incentive compensation plan expired. Equity awards are awarded in such amounts as the Board determines. General award guidelines were determined upon inception of the respective plans. To assist in the determining of these guidelines, the Company researched peer bank’s allocation guidelines. The Committee considered this information, as well as the Company’s current mix of compensation, when determining awards.

General guidelines for stock option awards prior to the expiration of the plan in 2007 were as follows (by key management position):

Chairman and Chief Executive Officer	36,000
President	30,000
Executive Vice President	24,000
Senior Vice President, Senior Planning Team	18,000
Senior Vice President	10,000
Board of Directors	5,000

As previously noted, the stock option plan expired in 2007; accordingly, there were no stock option grants during 2008 or 2009, although previous stock option grants remain outstanding at December 31, 2009.

General guidelines for restricted stock awards are as follows (by key management position):

President and Chief Executive Officer	10,000
Chief Operating Officer	7,500
Executive Vice President	5,000
Senior Vice President	3,500
Current Directors	2,000
New Directors	1,000

Four named executive officers were awarded restricted stock awards during 2009. Effective January 6, 2009, Mr. Stringer and Lauren S. Greer were granted 10,000 shares and 2,250 shares, respectively. Mr. Stringer’s grants were consistent with the restricted stock grant guidelines for his position on January 6, 2009 because his previous equity incentive compensation grant had expired. Ms. Greer was named Senior Vice President in January 2006. At that time, due to the amount of shares available for issue under the option plan, Ms. Greer received 5,000 stock option awards of the 10,000 stock option awards set out in the general guidelines for such grants. Ms. Greer was subsequently named Chief Financial Officer of the Bank on January 1, 2008. Based on the amount of her previous stock option grant, subsequent to the Board’s adoption of the Palmetto Bancshares, Inc. 2008 Restricted Stock Plan, on January 6, 2009, Ms. Greer was granted 2,250 restricted stock awards.

As part of a planned succession plan, the Board implemented an executive management succession plan effective July 1, 2009. In planning for the retirement of Mr. Stringer, the Company hired Mr. Erwin in March 2009 and Mr. Dixon in May 2009 as senior executive vice presidents. Effective July 1, 2009, the Company named Mr. Erwin Chief Executive Officer and President of the Bank and Mr. Dixon as Chief Operating Officer of the Company and the Bank. Subsequently, Mr. Erwin also assumed the title of Chief Executive Officer of the Company on January 1, 2010 from Mr. Patterson, and Mr. Dixon assumed additional responsibilities as Chief Risk Officer of the Company on October 13, 2009.

Mr. Stringer forfeited his restricted stock awards upon his retirement effective June 30, 2009. Effective July 1, 2009, in conjunction with their appointments to their current positions of responsibility, Mr. Erwin was granted 10,000 shares of restricted stock, consistent with the restricted stock grant guidelines for Chief Executive Officer, and Mr. Dixon was granted 7,500 shares of restricted stock, consistent with the restricted stock grant guidelines for Chief Operating Officer. These grants vest in five equal annual installments beginning July 1, 2010.

Benefits and Perquisites—Defined Benefit Pension Plan. Historically, the Company offered a noncontributory, defined benefit pension plan that covered all full-time employees having at least twelve months of continuous service and having attained age 21. Effective January 1, 2008 the Company froze the pension plan and therefore ceased accruing pension benefits for employees in the plan. Although no previously accrued benefits were lost, employees no longer accrue benefits for services subsequent to 2007.

The Company’s defined benefit pension plan operates in the same manner for all participants. Under the Company’s defined benefit pension plan, a participant’s normal retirement benefit is calculated using 1.15% of the individual’s final averaged monthly compensation, multiplied by his or her years of credited service (not to exceed 35 years), plus 0.65% of his or her final average monthly compensation in excess of his of her current covered compensation, multiplied by his or her years of credited service (not to exceed 35 years). Covered compensation is computed based on the individual’s Form W-2 wages reduced by overtime and incentive compensation, if applicable.

For purposes of the above formula, final average monthly compensation refers to the participant’s monthly compensation averaged over his or her highest paid five consecutive calendar years of service. For funding purposes, a normal retirement benefit is treated as being payable in the form of a life annuity with 60 guaranteed monthly payments. A participant in the defined benefit pension plan may work past the age of 65. However, after this date and prior to the age of 70  1/2, the participant may not begin receiving monthly retirement benefits until employment is terminated. A participant may retire before reaching his or her normal retirement date if the participant is within 10 years of his or her normal retirement date and the individual has reached age 55 and has 15 years of service. An individual who qualifies for and elects early retirement, whose age and years of service with the Company total 90 years or greater will receive benefit payments based on his or her accrued benefit at the time early retirement is elected. An individual who qualifies for and elects early retirement, whose age and years of service with the Company do not total 90 years or greater, will receive benefit payments based on his or her accrued benefit at the time early retirement is elected reduced by 1/30th per year for each year between the year early retirement is elected and the year the individual will reach 65 years of age.

The defined benefit pension plan does not allow participants to obtain extra years of credited service except through actual years of service with the Company.

Benefits and Perquisites—Other. The Company offers senior management various benefits generally on the same terms as other employees. During 2009, these benefits included medical and dental benefits, life insurance, long-term disability coverage, and a 401(k) retirement plan. Employees also receive paid time off and discounted loan rates under programs generally available to all full-time employees. Such benefits are offered to provide for the health, welfare, and future financial security of the employee, as well as to align employee and shareholder interests.

Employees are given the opportunity to participate in the Company’s 401(k) plan. Under the plan, the Company makes contributions to a trust fund that will pay the employee benefits at retirement. Prior to December 1, 2009, employees were eligible to participate in this plan after completing one year of service with the Company and reaching age 21. Effective December 1, 2009, employees are eligible to participate in the plan immediately when hired. The 401(k) plan operates in the same manner for all participants.

Employees may defer compensation from their base pay as indicated on an individual’s Form W-2 compensation (reduced by overtime and incentive compensation, if applicable) with certain limitations for deposit into the trust fund. Employees may terminate deferrals at any time. The Company makes matching contributions equal to each employee based on the employee’s deferral in a percentage set by the Company prior to the end of each plan year. The employer match for 2009 was $.60 cents and for 2008 was $.50 cents for every $1 contributed by the employee, up to 6% of pre-tax contributions. The increase in the matching contribution amount was done to incent employees to participate in the plan and fund their retirement, in particular given the freeze of the Company’s defined benefit pension plan effective January 1, 2008. The incremental expense to the Company for the increase in the 401(k) plan match is much less than would have been incurred under the pension plan.

Officers and employees who qualify under federal regulations and normal underwriting standards are eligible to receive various types of loans at discounted rates from the Bank. Terms, conditions, and discounts vary based on loan type. Timely payment is expected on all such loans, and delinquent accounts may result in disciplinary action up to, and including, termination.

In addition to the foregoing benefits and perquisites offered to all employees and officers, the Company offers various benefits and perquisites to its senior management, a brief summary of which follows:

•

Premiums are paid on life insurance policies for a select few executive officers of the Company, some of which were discontinued in April 2010. See Executive Compensation of the details for these officers.

•

Senior officers serving on the Company’s strategic planning team are given the opportunity to undergo an annual physical examination by the physician of their choice paid for by the Company based on the view that the health of the Company is directly correlated with the health of its senior officers. All other officers are given the opportunity to undergo such an examination every other year. In March 2010, the program was refined to reduce the expense to the Company. Going forward, all officers will pay the required co-pays and deductibles under their medical insurance plans and submit to their insurance companies a claim for the physical examination, with the Company only paying the cost of the examination not covered by medical insurance.

•

Club Memberships are provided to the Company’s senior executives to be used at their discretion for both personal and business purposes. This provides the recipient with the ongoing opportunity to network with other community leaders, customers, and shareholders. During 2009, the number of club memberships was reduced with further reductions in process for 2010 such that memberships are only provided to officers who routinely use the clubs primarily for business purposes to further the interests of the Company.

•

Historically, each member of the Company’s senior management was provided with the use of a Company-owned automobile. The intended use of the automobiles was primarily for business purposes. However, personal use of such automobiles was permitted and was considered a perquisite. During 2009, in an effort to reduce expenses and base the use of Company automobiles on the roles of the individuals rather than their titles, the Company began reducing the number of employer provided vehicles by titling over the vehicles to members of senior management once the recorded book values were nominal. In such instances, the fair value of the vehicle was included in the officer’s 2009 Form W-2. In April 2010, the Company eliminated all Company provided automobiles by selling the remaining automobiles to the officers based on the fair values of the automobiles, and selling any automobiles not purchased by the officers in the open market.

Determination of Compensation for Named Executive Officers Resulting from the Executive Management Succession Plan Implemented in 2009

As part of the planned succession plan previously described, the Company hired Mr. Erwin in March 2009 and Mr. Dixon in May 2009 as senior executive vice presidents, with the original expectation that they would assume their roles as Chief Executive Officer and Chief Operating Officer of the Company, respectively, on January 1, 2010. However, with the retirement of Mr. Stringer on June 30, 2009, effective July 1, 2009, the Company named Mr. Erwin Chief Executive Officer and President of the Bank and Mr. Dixon as Chief Operating Officer of the Company and the Bank.

At the time of their hiring, the Committee based the 2009 base salaries for Mr. Erwin and Mr. Dixon on the market surveys used earlier in the year for the determination of officer salaries in 2009, as well compensation data for South Carolina based community banks of comparable size and scope of business operations from the SNL Financial Executives 2009 Compensation Review. The benefits approved for Mr. Erwin and Mr. Dixon were comparable to those of the other executive officers of the Company.

Subsequently, the Committee reviewed the role and performance of Mr. Patterson, Mr. Erwin and Mr. Dixon and made recommendations to the Board for the base salary component of their compensation effective January 1, 2010. The changes in base salary were due in part to the change in their roles. Mr. Erwin assumed the additional title of Chief Executive Officer of the Company on January 1, 2010 from Mr. Patterson, and Mr. Dixon assumed additional responsibilities as Chief Risk Officer of the Company on October 13, 2009. Mr. Patterson continues to serve as Chairman of the Board of Directors of the Company and the Bank and, effective January 1, 2010, transitioned to the role of Senior Executive for Strategic Development of the Company.

To assist the Committee in evaluating the revised base salaries for these officers effective January 1, 2010, the Committee again used the base salary information from the previously described market surveys and also received additional guidance from Matthews Young Management Consultants. The Committee then exercised their judgment in making base salary recommendations for Mr. Erwin and Mr. Dixon. Recommendations for base salaries for these officers were made based on the changes in their roles during 2009 and, in particular, after reviewing their roles and performance in leading the Company’s efforts to develop, implement and execute the Strategic Project Plan adopted by the Board in June 2009. This plan was implemented to address the issues of credit quality, liquidity, earnings and capital impacting the Company.

As a result, Mr. Patterson’s base salary effective January 1, 2010 was reduced to a base salary of $250,000. The base salaries for Mr. Erwin and Mr. Dixon were increased to $275,000 and $250,000, respectively. The aggregate base salaries for Mr. Patterson, Mr. Erwin, and Mr. Dixon at January 1, 2010 are approximately the same as the aggregate base salaries for Mr. Patterson and Mr. Stringer at January 1, 2009.

Employment and Severance Agreements

Related to the implementation of the executive management transition plan during 2009, the Board approved and the Company entered into employment agreements with Mr. Erwin and Mr. Dixon on November 24, 2009. The Company entered into these agreements to retain these executives and to optimally align the interests of the shareholders and executives. The Company recognizes that the leadership and contribution to the well being of the Company by Mr. Erwin and Mr. Dixon is substantial. Therefore, the Board desired to provide for their continued employment to reinforce and encourage their continued dedication to the Company.

Pursuant to the terms of the employment agreements, unless terminated earlier, each employment agreement provides for a three-year term of employment. Each agreement will automatically extend for an additional year beginning on the third anniversary of the agreement unless written notice is given by either the Company or the executive within six months prior to the termination date.

Each employment agreement may be terminated for death, disability, and with or without cause by the Company or the executive. If the Company terminates Mr. Erwin or Mr. Dixon without cause, the Company will pay severance compensation to the executive in an amount equal to 100% of his then current annual base salary Provided the Company has not provided Mr. Erwin or Mr. Dixon with written notice of the termination of this provision, if required, upon the occurrence of a change in control, each executive is entitled to a lump sum cash payment in an amount equal to his then current annual base salary (as defined under Section 280G of the Internal Revenue Code (the “Code”) multiplied by two plus any bonus earned or accrued through the date of change in control. In addition, any restrictions on any outstanding equity incentive awards granted to the executives will lapse and such incentive awards will immediately become 100% percent vested. If any severance payments are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Code, then such payments shall be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to the Executive without the compensation being treated as “excess parachute payments” under Section 280G.

Each employment agreement also contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and 12 months thereafter, as well as provision relating to the protection of confidential information and trade secrets. These non-solicitation and non-compete provisions do not apply following a change of control.

Compensation Committee Report

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filing other than the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 unless the incorporation specifically lists the following Compensation Committee Report.

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Company’s Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s 2010 Proxy Statement. This report is provided by the following independent directors, who comprise the committee:

John D. Hopkins, Jr.

Sam B. Phillips, Jr.

J. David Wasson, Jr., Chair

Executive Compensation Tables

Summary Compensation Table

The table below summarizes the compensation and benefits paid to the Company’s named executive officers during 2009. The table is comprised of those who were considered the “executive officers” of Company during 2009, those who receive the five highest amounts of total compensation in 2009, and the officers who certified the Company’s quarterly and annual financial statements in 2009.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (7)	Nonequity Incentive Plan Compensation ($) (8)	Change in Pension Value ($) (9)	All Other Compensation ($) (10)	Total ($)
L. Leon Patterson *	2009	414,423	—	—	165,711	80,548	660,682
	2008	387,500	—	38,750	—	74,857	501,107
	2007	387,845	—	122,063	16,763	67,891	594,562

Paul W. Stringer (1)	2009	223,077	420,000	—	(2,740)	65,430	705,767
	2008	362,500	—	36,250	—	102,372	501,122
	2007	363,030	—	114,188	125,366	142,616	745,200

Samuel L. Erwin * (2)	2009	190,835	219,500	—	—	85,198	495,533

Lee S. Dixon * (3)	2009	126,923	164,625	—	—	86,735	378,283

George A. Douglas, Jr. (4)	2009	216,104	—	—	10,765	42,948	269,817
	2008	208,100	—	20,810	—	35,612	264,522
	2007	202,389	—	63,650	42,185	43,054	351,278

Teresa W. Knight (5)	2009	174,239	—	—	14,339	15,690	204,268
	2008	162,225	—	16,226	—	11,678	190,129
	2007	157,789	—	49,613	78,554	5,331	291,287

Lauren S. Greer (6)	2009	118,846	94,500	—	(28)	10,101	223,419

Note—As required by new SEC rules, the value of the option awards for 2007 and 2008 previously reported have been recalculated from prior proxy statements to reflect their respective total grant date fair value, rather than the amount of compensation expense for options recognized in our financial statements for the years 2007 and 2008, as provided in the SEC rules in effect for those years. As provided in the 1997 Stock Compensation Plan, as of close of business on December 8, 2007, the plan expired, and no options have been granted under the plan after that date. However, the termination did not impact options previously granted under the plan. Additionally, no options were granted to L. Leon Patterson, Paul W. Stringer, or George A. Douglas, Jr during 2007 prior to this expiration.

*	See Election of Directors – Director Nominees for Election for discussion regarding the principal position(s) during 2009 of Mr. Patterson, Mr. Erwin, and Mr. Dixon.

(1)	Mr. Stringer served as Chairman of the Board of Directors and Chief Executive Officer of The Palmetto Bank from January 2004 until his retirement in June 2009. He served as President and Chief Operating Officer of The Palmetto Bank from March 1986 to December 2003. Mr. Stringer served as Executive Vice President of The Palmetto Bank from May 1981 to February 1986, as Senior Vice President from July 1978 to April 1981, and as Vice President from January 1977 to June 1978.

(2)	Mr. Erwin became an executive officer of the Company during 2009. The Summary Compensation Table shows Mr. Erwin’s compensation only for 2009, the first year he served as an executive officer.

(3)	Mr. Dixon became an executive officer of the Company during 2009. The Summary Compensation Table shows Mr. Dixon’s compensation only for 2009, the first year he served as an executive officer.

(4)	Mr. Douglas was appointed Vice Chairman for Retail Banking on July 1, 2009. Mr. Douglas served as President and Chief Retail Officer of the Bank from January 2004 to June 2009. Mr. Douglas served as Executive Vice President of the Bank from September 1999 to December 2003 and as Senior Vice President of the Bank from July 1993 to August 1999.

(5)	Ms. Knight was appointed Executive Vice President (Bank Administration, Human Resources and Marketing) of the Bank in September 1999. She served as Senior Vice President of the Bank from January 1993 to August 1999. From July 1987 to December 1993, she served as Vice President of the Bank.

(6)	Ms. Greer was appointed Chief Financial Officer of the Bank in January 2008 and was appointed Senior Vice President of the Bank in January 2006. Ms. Greer served as Vice President of the Bank from January 2005 to December 2005. From June 2002 to December 2004, Ms. Greer served as the Bank’s Accounting and Finance Manager. Ms. Greer did not meet the definition of a Named Executive Officer relative to 2007 or 2008.

(7)	The 2009 stock awards included for each individual above consists of restricted stock awards granted in accordance with our 2008 Restricted Stock Plan. The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the market price per share on the date such award was granted. The following table summarizes the number of restricted stock awards granted, the grant date and the per share fair value used to calculate the total grant date fair value for the stock awards reported.

Name	# of Shares	Grant Date	Per Share fair Value ($)	Total Grant Date Fair Value ($)
Paul W. Stringer	10,000	1/6/2009	42.00	420,000
Samuel L. Erwin	10,000	10/20/2009	21.95	219,500
Lee S. Dixon	7,500	10/20/2009	21.95	164,625
Lauren S. Greer	2,250	1/6/2009	42.00	94,500

Mr. Stringer forfeited his restricted stock awards upon his retirement on June 30, 2009. For more information about our restricted stock awards refer to our 2009 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

(8)	For purposes of the summary compensation table, all nonequity incentive compensation amounts included for a particular year were actually paid in the first quarter of the following year.

(9)	The amounts reported in the Change in Pension Value column are comprised entirely of changes in the actuarial present value of the accumulated pension benefits under the Company’s defined benefit pension plan for each of the Named Executive Officers. The Named Executive Officers receive pension benefits under the same formula applied to all employees. The values reported in the Change in Pension Value column are theoretical as those amounts are calculated based on assumptions used in preparing the Company’s audited financial statements for the years then ended. The change in pension values from year to year as reported in the Summary Compensation Table is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue under the Company’s defined benefit pension plan during any given year.

The change in Mr. Patterson’s pension value was the result of a change in discount rate as well as an actuarial increase due to the deferral of his benefit beyond normal retirement age.

The change in Mr. Stringer’s pension value was the result of a change in discount rate as well as his election and commencement of payments during 2009.

During the fourth quarter of 2007, we notified employees that, effective 2008, the Company would cease accruing pension benefits for employees with regard to our noncontributory, defined benefit pension plan. Although no previously accrued benefits were lost, employees no longer accrue benefits for service subsequent to 2007. As such Mr. Dixon and Mr. Erwin accrued no benefits for their services during 2009. Refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for further discussion of the defined benefit pension plan curtailment.

The change in Mr. Douglas’, Mrs. Knight’s, and Ms. Greer’s pension value was the result of a change in discount rate as well as the passage of time (such as reduced interest and mortality discounts).

(10)	The following table summarizes the compensation components included within the All Other Compensation column of the Summary Compensation Table for 2009. Other compensation typically available to all of the Company’s employees is excluded from this table. Such exclusions from the following table include medical and dental benefits, life insurance, long-term disability coverage, paid time off, and other benefits that are offered to all employees.

Name	Club Memberships (1)	Personal Use of Company Automobiles	Physical Examinations	Relocation Benefits (2)	Dividends on Restricted Stock Awards	401(k) Match	Amounts Grossed Up/ Reimbursed for the Payment of Taxes	Insurance Premiums (3)	Board of Director Compensation	Company Automobile Titled at Retirement	Total
L. Leon Patterson	9,947	446	600	—	—	6,750	168	34,636	28,000	—	80,548
Paul W. Stringer	5,102	495	623	—	600	—	135	27,460	19,000	12,015	65,430
Samuel L. Erwin	19,698	2,561	—	37,315	—	—	19,166	6,458	—	—	85,198
Lee S. Dixon	—	2,027	—	51,209	—	277	26,523	6,700	—	—	86,735
George A. Douglas, Jr.	6,028	608	728	—	—	4,034	159	31,391	—	—	42,948
Teresa W. Knight	1,428	2,567	—	—	—	6,273	91	5,331	—	—	15,690
Lauren S. Greer	845	5,087	—	—	135	3,960	74	—	—	—	10,101

(1)	As disclosed in Compensation Discussion and Analysis, in addition to memberships to civic, professional, and industry organization dues for memberships directly related to their job responsibilities, senior executives are also provided with memberships to country clubs and social organizations to be used for both personal and business purposes as this provides the recipient with the ongoing opportunity to network with other community leaders, customers and shareholders. Because it is difficult to allocate such memberships dues between personal and business purposes, included in the table above is 100% of memberships to country clubs and social organizations paid by the Company on the named executives officer’s behalf during 2009.

(2)	During 2009, the Company provided relocation benefits to Mr. Erwin and Mr. Dixon consistent with normal relocation programs for executives with their roles and responsibilities such as the following:

•	Short-term bridge financing for the purchase of a home on the same terms as those available to all employees;

•	The payment of customary home selling and purchasing closing costs (such as real estate commissions, title and appraisal fees, and other routine closing costs);

•	The purchase of the former residence at appraised market value;

•	The payment of expenses related to moving household goods; and

•	The reimbursement or gross-up of the amount of taxes paid on the taxable portion of amount of relocation expenses paid to the executive.

(3)	The Company paid the following insurance premiums during 2009 with respect to life insurance and deferred compensation agreements for the benefit of named executive officers.

Name	Long-Term Care	Supplemental Life	Supplemental Executive Retirement	Total Insurance Premiums
L. Leon Patterson	14,336	20,300	—	34,636
Paul W. Stringer	11,989	15,471	—	27,460
Samuel L. Erwin	6,458	—	—	6,458
Lee S. Dixon	6,700	—	—	6,700
George A. Douglas, Jr.	12,164	1,803	17,425	31,391
Teresa W. Knight	4,921	410	—	5,331
Lauren S. Greer	—	—	—	—

During 2009, the Company paid premiums on supplemental life insurance policies with respect to Mr. Douglas and Ms. Knight. The face amount of each policy is $250 thousand payable to the beneficiary designated by the insured. Effective May 1, 2010, the Company will no longer pay the premiums for the supplemental life insurance policies for Mr. Douglas and Ms. Knight.

In 1995, the Company entered into collateral split dollar life insurance agreements with Messers Patterson and Stringer which provide retirement income and death benefits. The face amount of each policy is $1.5 million for Mr. Patterson and $750 thousand for Mr. Stringer. The policies provide that, at retirement, the executive will begin to receive income from the policy for the duration of his and his spouse’s life. Upon reaching age 65, the executive’s death benefit is $500 thousand for Mr. Patterson and $300 thousand for Mr. Stringer. Upon the death of the second insured, the Bank will recover at least its cumulative premium outlay. The plans allow the executives to retire after age 65, but the Bank will not continue to pay premiums on the policies after age 65. Additionally, the retirement benefit derived from the plans will not increase due to retirement after age 65. As a result of Messers. Patterson and Stringer reaching age 65 prior to 2009, the Bank did not pay premiums on their collateral split dollar life insurance agreements during 2009. As a result of his retirement effective June 30, 2009, Mr. Stringer received his payment from the policy on January 1, 2010.

In 2006, the Company entered into a supplemental executive retirement plan funded using a joint survivor life insurance policy with respect to Mr. Douglas. Supplemental executive retirement plan income and death benefits provided by the plan are provided from the underlying life insurance policy. The face amount of this policy is $325 thousand. Provided that Mr. Douglas continues to be employed by the Bank until retirement (or is terminated on account of disability), the annual benefit upon the later of separation from service or attainment of age 65 shall be $20 thousand. If Mr. Douglas retires after age 65, the annual benefit will increase by $1 thousand for each year of completed service after age 65. While Mr. Douglas is employed, the Bank will be entitled to receive a death benefit equal to the greater of the total cumulative premiums paid or  1/2 the death benefit, and Mr. and Mrs. Douglas’ estate will receive the remainder. Upon Mr. Douglas’ termination or retirement, the death benefit endorsement will be terminated, and the Bank will become the sole owner and beneficiary of the policy.

Grants of Plan-Based Awards

Cash incentive plan compensation for 2009 was originally based on the Company’s achievement of different performance indicators in relation to its operating plan. However, as described in more detail in Compensation Discussion and Analysis, as 2009 progressed the Company’s financial results began to deteriorate and the Company reported a net loss starting in the second quarter of 2009. As a result, among other things, the Company eliminated the corporate component of the cash incentive compensation plan for all officers relative to 2009, which would normally be determined and paid in early 2010. As a result, no incentive compensation was paid under this plan related to 2009.

The following table summarizes information regarding grants of equity awards made during 2009:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Paul W. Stringer	1/6/2009	10,000	42.00	420,000
Samuel L. Erwin	10/20/2009	10,000	21.95	219,500
Lee S. Dixon	10/20/2009	7,500	21.95	164,625
Lauren S. Greer	1/6/2009	2,250	42.00	94,500

Mr. Stringer forfeited his restricted stock awards upon his retirement on June 30, 2009. For more information about our restricted stock awards refer to our 2009 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes unexercised options, stock that has not vested, and equity incentive compensation plan awards for each named executive officer outstanding at December 31, 2009.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Samuel L. Erwin	—	—	—	—	10,000	120,000
Lee S. Dixon	—	—	—	—	7,500	90,000
George A. Douglas, Jr.	24,000	—	23.30	12/31/2013	—	—
Teresa W. Knight	22,010	—	20.00	12/31/2012	—	—
Lauren S. Greer	4,000	1,000	27.30	12/31/2015	1,800	21,600

Options Exercised and Stock Vested

The following table summarizes each vesting of stock during 2009 for each of the named executive officers. No options were exercised during 2009 by the named executive officers.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lauren S. Greer	450	5,400

Pension Benefits

The following table summarizes pension benefit information relative to our defined benefit pension plan which provides for payments at, following, or in connection with retirement.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
L. Leon Patterson	40	1,811,055	—
Paul W. Stringer	39	1,420,507	66,029
Samuel L. Erwin	—	—	—
Lee S. Dixon	—	—	—
George A. Douglas, Jr.	15	337,929	—
Teresa W. Knight	27	489,971	—
Lauren S. Greer	6	11,420	—

Years of credited service reflects service credited under the defined benefit pension plan prior to the plan benefit curtailment. For purposes of calculating the present value of accumulated benefit in the preceding table, a discount rate of 5.9% was used. Refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for discussion of the defined benefit pension plan curtailment. For a description of the material terms and conditions of payment and benefits under the plan, see the description of the plan in Compensation Discussion and Analysis under the heading Benefits and Perquisites—Defined Benefit Pension Plan above.

ITEM 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Shareholders will vote at the annual meeting to ratify the appointment by the Board of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010. Elliott Davis, LLC, has served as Palmetto Bancshares, Inc.’s independent registered public accounting firm since 2001. Although we are not required to seek shareholder ratification of this appointment, the Board believes it is sound corporate governance to do so. If shareholders do not ratify the appointment of Elliott Davis, LLC, the Audit Committee will consider the shareholders’ action in determining whether to appoint Elliott Davis, LLC as our independent registered public accounting firm for 2011.

Representatives of Elliott Davis, LLC will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

The Board recommends that shareholders vote “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent auditors for 2010.

Auditing and Related Fees

The following table summarizes fees paid to Elliott Davis, LLC or to be paid to Elliott Davis, LLC for professional audit services associated with the audit of our financial statements for the years ended December 31, 2009 and 2008.

	2009	2008
Audit Fees (1)	$246,895	$217,800
Audit-Related Fees (2)	27,000	25,800

Audit Fees and Audit Related Fees	273,895	243,600

Tax Fees (3)	24,298	25,633
All Other Fees	—	—

Total Fees	$298,193	$269,233

(1)	Audit fees include fees for the audit of annual financial statements, the review of quarterly financial statements, and required procedures performed with regard to our internal controls over financial reporting relative to the applicable year but which may have been paid in the subsequent year.
(2)	Audit-related fees consisted of fees for audits of our employee benefit plans relative to the applicable year but which may have been paid in the subsequent year.
(3)	During 2009, tax fees consisted of fees for tax consultation, planning, and compliance services provided in conjunction with the preparation of our tax returns. During 2008, tax fees consisted of fees for tax consultation, planning, and compliance services provided to the Company in conjunction with the preparation of our tax returns and the Internal Revenue Service audit performed in 2008.

Audit Committee Preapproval Policy

The Audit Committee has in place a Preapproval of Independent Registered Public Accounting Firm Services Policy. The policy addresses the protocol for preapproval of both audit and nonaudit services provided by its independent registered public accounting firm. Generally, the policy requires that all auditing services and nonaudit services, including nonprohibited tax services provided by its independent registered public accounting firm, be preapproved by the Audit Committee in accordance with the following guidelines:

•	Preapproval by the Audit Committee must be in advance of the work to be completed;

•	The Audit Committee or designated Audit Committee member must perform preapproval, and it cannot delegate the preapproval responsibility to a member of management;

•

The Audit Committee cannot preapprove services based upon broad, nondetailed descriptions (e.g., tax compliance services), and preapproval requests must be accompanied by a detailed explanation of each particular service to be provided, so the Audit Committee knows precisely what services it is being asked to preapprove and can make a well reasoned assessment of the impact of the service on the independent registered public accounting firm’s independence; and

•

Monetary limits alone may not be established as the only basis for the preapproval of deminimus amounts. There has to be a clear, specific explanation provided as to what the particular services are to be provided, subject to the monetary limit, to ensure that the Audit Committee is fully informed about each service.

The policy provides that the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required preapprovals. The decision of any member to whom authority is delegated to preapprove an activity shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee appoints a member annually to have the authority to grant required preapprovals. The policy also provides for deminimus exceptions to the preapproval requirements. With regard to the approval of nonauditing services, the Audit Committee considers, when applicable, various factors including, but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. The Audit Committee, either in its entirety or through its designee, preapproved all of the engagements for the audit, audit-related engagements, and tax engagements of Elliott Davis, LLC related to the years ended December 31, 2009 and December 31, 2008. Additionally, during these years, there were no fees billed for professional services described in Paragraph (c)(4) of Rule 2-01 of Regulation S-X rendered by Elliott Davis, LLC.

Audit Committee Report

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filing unless the incorporation specifically lists the following Audit Committee Report.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s internal control over financial reporting and financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. One of the Audit Committee’s responsibilities is to monitor and oversee these processes. Other duties and responsibilities of the Audit Committee are to monitor the integrity of the Company’s financial statements, including the financial reporting process and systems of internal controls regarding compliance with generally accepted accounting principles; the compliance by the Company with legal and regulatory requirements including the Company’s disclosure controls and procedures; the performance of the Company’s internal audit function; the appointment, compensation, and approval of the external independent registered public accounting firm; the independence and performance of its external independent registered public accounting firm; reports prepared by the internal auditors; and employee, shareholder or other complaints regarding accounting, audit, or internal control matters. A full description of the Audit Committee’s responsibilities is included in the Audit Committee’s Charter. The Audit Committee has the authority to conduct or authorize investigations appropriate to fulfilling its responsibilities and has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

In fulfilling its responsibilities, the Audit Committee reviewed and held discussions with management and the independent registered public accounting firm regarding the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by American Institute of Certified Public Accountants, Professional Standards, Volume 1, AU Section 380, “The Auditor’s Communication With Those Charged With Governance” as adopted by the Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In particular, the Audit Committee considered whether the provision of the services set forth in Auditing and Related Fees on the preceding page is compatible with maintaining the independence of the independent registered public accounting firm and determined that no independence issues arose as a result of such services. Services to be provided by Elliott Davis, LLC to the Company are preapproved by the Audit Committee or its designee as set forth in Audit Committee Preapproval Policy to ensure that such services do not impair the independent registered public accounting firm’s independence with the Company.

Based on the foregoing reviews and discussions, the Audit Committee recommended that the Board of Directors include the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

The following independent directors, who comprise the Audit Committee, provide this report.

W. Fred Davis, Jr.

Ann B. Smith, Chair

L. Stewart Spinks

J. David Wasson, Jr.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Annual Meeting of shareholders. If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on your proxy, your shares will be voted in accordance with the specifications so made.

SHAREHOLDER INFORMATION FOR FUTURE ANNUAL MEETINGS

Shareholder Proposals for 2011 Annual Meeting

Shareholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s annual meeting of shareholders in 2011 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Chairman, President and Chief Executive Officer, or Corporate Secretary at 306 East North Street, Greenville, South Carolina, 29601 no later than December 31, 2010. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws related to shareholder proposals in order to be included in our proxy materials.

Advance Notice Procedures

Under our Bylaws, a shareholder who wishes to nominate an individual for election to the Board directly or to propose any business to be considered at an annual meeting must deliver advance notice of such nomination or business to the Company following the procedures in the Bylaws. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the Bylaws for a director nomination or other business. It is our policy that any such shareholder proposal to be made at the annual meeting, but which is not requested to be included in our proxy materials, must be delivered no later than 90 days in advance of the annual meeting for a director nomination and no later than 45 days in advance of the annual meeting for any other matter to our Chairman, President and Chief Executive Officer, or Corporate Secretary at 306 East North Street, Greenville, South Carolina, 29601. The Chairman or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our Bylaws. Management and any other person duly named as proxy by a shareholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above.

The requirements described above are separate from the procedures you must follow to submit a nominee for consideration by the Corporate Governance and Nominating Committee for recommendation to the Board for election as a director as described under Corporate Governance – Process of Evaluating Director Candidates and from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement pursuant to SEC Rule 14a-8.

FORWARD LOOKING STATEMENTS

Statements contained in this Proxy Statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions, or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this Proxy Statement. The forward-looking statements are made as of the date of this Proxy Statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our other current and subsequent filings with the SEC.

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PALMETTO BANCSHARES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS

June 22, 2010

The undersigned shareholder of Palmetto Bancshares, Inc. (the “Company”), revoking all previous proxies, hereby constitutes and appoints L. Leon Patterson and Teresa M. Crabtree, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on Tuesday, June 22, 2010, at
2:00 p.m., Eastern time at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina 29601 and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matters:

		For	Withhold	For All Except

1.	The election as Directors of all nominees listed below, each to serve a term as follows:	☐	☐	☐

Terms Ending at the 2011 Annual Meeting

David P. George, Jr.

Terms Ending at the 2012 Annual Meeting

Michael D. Glenn

Terms Ending at the 2013 Annual Meeting

W. Fred Davis, Jr., Lee S. Dixon, Samuel L. Erwin,

Albert V. Smith Ann B. Smith

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain

2.	Ratify the appointment by the Board of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	g ☐

x

y

é    Detach above card, sign, date and mail in postage paid envelope provided.    é

PALMETTO BANCSHARES, INC.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2009 ANNUAL REPORT, NOTICE OF THE ANNUAL MEETING AND RECEIPT OF THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign full title. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6017	6017

REVOCABLE PROXY

Palmetto Bancshares, Inc.

ANNUAL MEETING OF SHAREHOLDERS

June 22, 2010

2:00 p.m., Eastern time:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Palmetto Bancshares, Inc. (the “Company”), revoking all previous proxies, hereby constitutes and appoints L. Leon Patterson and Teresa M. Crabtree, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on Tuesday, June 22, 2010, at 2:00 p.m., Eastern time at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina 29601 and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matters:

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À        FOLD AND DETACH HERE        À

PALMETTO BANCSHARES, INC. — ANNUAL MEETING, JUNE 22, 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6017

You can vote in one of three ways:

1.	Call toll free 1-866-209-1657 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/plmt and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6017

z					{
	X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
			Palmetto Bancshares, Inc.	Annual Meeting of Shareholders
JUNE 22, 2010

		For	Withhold All	For All Except		For	Against	Abstain
	1. The election as Directors of all nominees listed below, each to serve a term as follows:	☐	☐	☐	2. Ratify the appointment by the Board of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐

Terms Ending at the 2011 Annual Meeting

(01) David P. George, Jr.

Terms Ending at the 2012 Annual Meeting

(02) Michael D. Glenn

Terms Ending at the 2013 Annual Meeting

(03) W. Fred Davis, Jr. (04) Lee S. Dixon (05) Samuel L. Erwin (06) Albert V. Smith

(07) Ann B. Smith

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2009 ANNUAL REPORT, NOTICE OF THE ANNUAL MEETING AND RECEIPT OF THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

					Mark here if you plan to attend the meeting			☐
					Mark here for address change and note change			☐

	Please be sure to date and sign this proxy card in the box below.	Date
	Sign above	Co-holder (if any) sign above

Note: Please sign exactly as your name appears on this Proxy.

If signing for estates, trusts, corporations or partnerships,

title or capacity should be stated.

If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
x								y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

                                  ¿                                                                                                                                         ¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.   By Mail; or

2.   By Telephone (using a Touch-Tone Phone); or

3.   By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., June 22, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3 a.m., June 22, 2010:	3 a.m., June 22, 2010 go to
1-866-209-1657	https://www.proxyvotenow.com/plmt

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/6017

Your vote is important!